UNITED STATES

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GENERAL MILLS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

General Mills Making Food People Love NOTICE OF 2018 ANNUAL MEETING AND PROXY STATEMENT

A LETTER FROM OUR CHAIRMAN AND CEO

Dear Fellow Shareholders:

This year we established three global growth priorities that are critical to restoring sustainable topline growth for the company:

1)	Compete effectively across all our brands and geographies with compelling innovation and consumer news.
2)	Accelerate our four differential growth platforms: Häagen-Dazs ice cream, snack bars, Old El Paso Mexican food, and our portfolio of natural and organic food brands.
3)	Reshape our portfolio for stronger growth through strategic acquisitions and divestitures.

In fiscal 2018, we made important progress against these priorities. We competed more effectively, with strong innovation, marketing and in-store execution driving positive organic net sales growth in each of our last three fiscal quarters. As a result, our full-year organic net sales growth rate finished ahead of our target and improved by 400 basis points versus the prior year. We developed strategic growth plans for our Accelerate businesses and began to execute against them in the latter part of the fiscal year. We also moved to reshape our portfolio for future growth with the acquisition of Blue Buffalo Pet Products, a fast-growing, highly-profitable business that is leading the transformation of the U.S. pet food category.

We continued to drive efficiency in our operations in fiscal 2018, generating substantial savings from Holistic Margin Management and other cost-reduction initiatives. However, these results were not enough to offset a marked increase in input cost inflation and other cost headwinds, leading to operating profit results that finished below our plan. Our disciplined focus on cash and success in reducing core working capital resulted in free cash flow of $2.2 billion, an increase of 28 percent over the prior year.

As we turn to fiscal 2019, we’ll continue to follow our Consumer First strategy and execute against our global growth priorities to further improve our topline momentum. We’ll compete across all our brands and geographies, including on our large global platforms like cereal and yogurt. We’ll increase investments on our Accelerate businesses. And we’ll reshape our portfolio by maximizing the growth opportunities for Blue Buffalo and assessing opportunities to divest businesses that are growth dilutive.

We’ll also benefit from key capabilities that we’ve built recently, including E-commerce and Strategic Revenue Management. These capabilities will drive growth for our brands in fiscal 2019, and they’re critical to our ability to generate consistent sales growth in the years to come. In addition, we’re keenly focused on maintaining our efficiency in this more inflationary cost environment, and we have initiatives underway to help protect our profitability.

I want to close by letting you know what an honor and privilege it is for me to serve as Chairman and CEO of General Mills. I would also like to thank our talented team of 40,000 employees around the world, who remain committed to our company and passionate about our purpose of serving the world by making food people love. Additionally, I would like to thank you, our shareholders, for your investment in General Mills. We appreciate your confidence in our business, and we look forward to delivering on our goals and driving growth and returns for you in the years to come.

August 13, 2018

Sincerely,

Jeffrey L. Harmening

Chairman and Chief Executive Officer

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	i

A LETTER FROM OUR INDEPENDENT LEAD DIRECTOR

Dear Fellow Shareholders:

Let me begin by thanking you for your investment in General Mills and for the confidence you have placed in the board of directors to oversee your interests in our company. It is an honor and a privilege to serve the company as a member of the board and as the board’s Independent Lead Director. The board is actively guiding company strategy, monitoring performance against key priorities and following sound governance practices to deliver long-term value to shareholders. As our 2018 Annual Meeting approaches, I want to highlight some of the important work that the board has been performing on your behalf during the past year.

Focus on Long-Term Strategy and Priorities for Growth

Actively engaging with management to guide the development and execution of the company’s long-term strategy remains the board’s highest priority. The board reviews and discusses key elements of company strategy and considers potential strategic actions at each board meeting. The board and management remain committed to delivering long-term growth through our Consumer First strategy and global growth priorities.

This year the company made significant progress against its strategic priorities, including improving the competitive positioning of numerous brands, realizing results from our investments in growth platforms and continuing to reshape our portfolio through the acquisition of Blue Buffalo Pet Products, the leading brand in the fast-growing wholesome natural pet food category. The board and management carefully considered the Blue Buffalo acquisition in the context of our ongoing strategic planning, and we believe that Blue Buffalo provides a terrific opportunity to leverage our capabilities and add a value-generating new growth platform to our portfolio.

Leadership Succession Planning

The board’s focus on long-term growth extends to its leadership succession planning and the selection of a CEO with the experience, leadership and vision to guide the company’s next phase of growth. In June 2017, Jeff Harmening was appointed to serve as our CEO, following the planned retirement of Ken Powell. The appointment of Mr. Harmening was the culmination of a thoughtful succession plan led by the board’s independent directors. After careful review and deliberation, the independent directors appointed Mr. Harmening to serve as the Chairman of the Board effective January 2018, following a transition period during which Mr. Powell continued to serve as Chairman. As Chairman and CEO, Jeff provides a clear vision, leadership and management accountability throughout the organization. The board has maintained a strong Independent Lead Director role to ensure that it fulfills its role of providing effective and independent oversight of management.

Executive Compensation Linked to Strategy and Performance

Our executive compensation programs are integral to the achievement of our long-term strategy and growth priorities. The compensation committee of the board is responsible for overseeing the design and implementation of a compensation program that both incents the accomplishment of our priorities and holds management accountable for company performance. The result is a program that is closely aligned with our strategic priorities and highly correlated with financial results.

ii	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

Board Composition and Diversity

Our board is made up of highly committed and qualified individuals who bring a wealth of operating and industry experience and a diversity of perspectives to their roles. Over the past five years, our board has undergone significant refreshment, with seven of our ten independent directors joining the board since 2014. These new directors have been purposefully selected by the board for their deep and relevant skill sets and their ability to guide our strategy, counsel management in a dynamic business environment and effectively represent the interests of our shareholders. The additions also reflect our long-standing practice of maintaining a diverse board. I am grateful to work with such a capable and dedicated group of individuals, and I encourage you to support each of the board’s nominees on this year’s ballot.

Investor Engagement

Finally, I would like to emphasize the value that our board places on the interactions the company has with its shareholders and the feedback received from such conversations. Building on our history of proactive shareholder outreach, in fiscal 2018 the company met with more than 100 investors who collectively hold nearly 50% of our outstanding shares to discuss topics including business strategy and priorities, executive succession planning, board composition and refreshment, executive compensation and sustainability practices. The feedback received during these meetings is an important contribution to boardroom conversations and decision-making. We look forward to your continued input, and we thank you for the opportunity to serve General Mills on your behalf.

August 13, 2018

Sincerely,

R. Kerry Clark

Independent Lead Director

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	iii

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

Dear Fellow Shareholder:

The Annual Meeting of Shareholders of General Mills, Inc. will be held on Tuesday, September 25, 2018, at 8:30 a.m., Central Daylight Time, at the Hotel Ivy in downtown Minneapolis at 201 South Eleventh Street, Minneapolis, Minnesota. Shareholders will be asked to:

1.	Elect as directors the 11 nominees named in the attached Proxy Statement;
2.	Cast an advisory vote on executive compensation;
3.	Ratify the appointment of KPMG LLP as General Mills’ independent registered public accounting firm for our fiscal year ending May 26, 2019;
4.	Act on one shareholder proposal, if properly presented at the meeting; and
5.	Transact any other business that properly comes before the meeting.

The record date for the Annual Meeting is July 27, 2018. If you held General Mills stock at the close of business on that date, you are entitled to vote at the Annual Meeting.

To attend the Annual Meeting, you will need an admission ticket and may be required to provide valid photo identification. You can print an admission ticket by following the instructions at www.proxyvote.com. The use of cell phones and any other recording devices is strictly prohibited at the Annual Meeting.

Your vote is important. We encourage you to vote by proxy, even if you plan to attend the meeting.

August 13, 2018

Voting Methods

By Internet using your computer	On the internet at www.proxyvote.com and then follow the instructions.

By Internet using your tablet or smartphone	On your mobile device by scanning the QR Barcode on your proxy card, Notice of Internet Availability of Proxy Materials, or voting instruction form.

By telephone	Calling toll-free (U.S. and Canada) 800-690-6903.

By mailing your proxy card	Mailing in your signed proxy card or voting instruction form (if you received one).

By casting your vote in person	In person at the Annual Meeting.

Sincerely,

Richard C. Allendorf

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 25, 2018

Our Notice of 2018 Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders

are available on the General Mills website at www.generalmills.com in the Investors section.

iv	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

Agenda and Voting Recommendations

1

Proposal Number 1: Election of Directors

✓ The board of directors unanimously recommends a vote FOR each director nominee.

The 11 director nominees presented in this proposal are recommended for election to the board of directors. Additional information about each director and his or her qualifications may be found beginning on page 12.

		Director Since			Committee Memberships
Name	Age		Primary Occupation	Independent	AC	CC	CGC	FC	PRC
Alicia Boler Davis	49	2016	Executive Vice President of Global Manufacturing at General Motors Company	✓
R. Kerry Clark «	66	2009	Retired Chairman and Chief Executive Officer of Cardinal Health, Inc.	✓
David M. Cordani	52	2014	President and Chief Executive Officer of Cigna Corporation	✓
Roger W. Ferguson Jr.	66	2015	President and Chief Executive Officer of TIAA	✓
Jeffrey L. Harmening	51	2017	Chairman and Chief Executive Officer of General Mills, Inc.
Maria G. Henry	52	2016	Senior Vice President and Chief Financial Officer of Kimberly-Clark Corporation	✓
Heidi G. Miller	65	1999	Retired President of JPMorgan International, J.P. Morgan Chase & Co.	✓
Steve Odland	59	2004	President and Chief Executive Officer of the Conference Board	✓
Maria A. Sastre	63	2018	Retired President and Chief Operating Officer of Signature Flight Support Corporation	✓
Eric D. Sprunk	54	2015	Chief Operating Officer of NIKE, Inc.	✓
Jorge A. Uribe	61	2016	Retired Global Productivity and Organization Transformation Officer of The Procter & Gamble Company	✓

« Independent Lead Director    AC: Audit Committee    CC: Compensation Committee

CGC: Corporate Governance Committee    FC: Finance Committee    PRC: Public Responsibility Committee

Committee Chairperson     Committee Member     Financial Expert

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	v

2

Proposal Number 2:

Advisory Vote on Executive Compensation

✓ The board of directors unanimously recommends a vote FOR the resolution.

Additional information about executive compensation may be found beginning on page 33.

3

Proposal Number 3:

Ratify Appointment of the Independent Registered Public Accounting Firm

✓ The board of directors unanimously recommends a vote FOR the resolution.

Additional information about the independent registered public accounting firm may be found beginning on page 60.

4

Proposal Number 4:

Shareholder Proposal for Report on Pesticide Use in Our Supply Chain and its Impacts on Pollinators

✓ The board of directors unanimously recommends a vote AGAINST the proposal.

Additional information about this proposal may be found beginning on page 63.

vi	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

APPENDIX A NON-GAAP FINANCIAL MEASURES	A-1

2018 ANNUAL MEETING INFORMATION	BACK COVER

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	vii

PROXY STATEMENT SUMMARY

This summary highlights information contained in the Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting. For more information regarding the company’s fiscal 2018 performance, please review the company’s Annual Report on Form 10-K for the year ended May 27, 2018.

Business and Strategic Overview

At General Mills we remain committed to our Consumer First strategy, and our focus is always on our consumers. This means working diligently to understand our consumers’ needs and adapting our portfolio of market-leading brands to deliver what they want. When we do this effectively, we are able to drive strong performance throughout our business.

GENERAL MILLS STRATEGIC FRAMEWORK

In fiscal 2018 we established three global growth priorities that are critical to restoring sustainable topline growth for General Mills: (1) compete effectively across all brands and geographies with compelling innovation and consumer news; (2) accelerate our four differential growth platforms: Häagen-Dazs ice cream, snack bars, Old El Paso Mexican food and our portfolio of natural and organic food brands; and (3) reshape our portfolio for stronger growth through strategic acquisitions and divestitures.

Long-Term Growth Model

Our long-term growth model is designed to achieve our goal of delivering market-leading performance. We believe our businesses can generate low single-digit organic net sales growth, mid single-digit total segment operating profit growth on a constant-currency basis and high single-digit growth in adjusted diluted earnings per share on a constant-currency basis. Combined with a dividend yield between 2 and 3 percent, this performance should deliver double-digit returns to shareholders over the long term. We are strategically managing our topline growth with our focus on our Consumer First strategy while also working to expand our operating profit margin. We believe the combination of consumer-led sales growth and margin-enhanced earnings per share growth, while maintaining discipline on cash management, will drive top-tier performance for our shareholders over the long term.

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	1

PROXY STATEMENT SUMMARY

LONG-TERM GROWTH MODEL

Growth Factor	Compound Growth Rate
Organic Net Sales	Low single-digit
Total Segment Operating Profit (on a constant-currency basis)	Mid single-digit
Adjusted Diluted Earnings per Share (on a constant-currency basis)	High single-digit
Dividend Yield	2 to 3 percent
Total Shareholder Return	Double-digit

Performance Highlights for Fiscal 2018

Fiscal 2018 represented an important step in returning our business to sustainable topline growth. We made significant progress toward competing more effectively, with strong innovation, marketing, and in-store execution driving positive organic net sales growth in each of our last three fiscal quarters. As a result, our full-year organic net sales growth finished ahead of our target and improved by 400 basis points versus the prior year. We developed strategic growth plans for our Accelerate businesses and began to execute against them in the latter part of the fiscal year. We also moved to reshape our portfolio for future growth with the acquisition of Blue Buffalo Pet Products, a fast-growing, highly-profitable business that is leading the transformation of the U.S. pet food category. While our full-year profit results fell short of our initial plans, we finished fiscal 2018 delivering growth in net sales, total segment operating profit, adjusted operating profit margin, and adjusted diluted EPS in the fourth quarter.

•	Net sales increased 1 percent, while organic net sales matched year-ago levels*.

•

Diluted earnings per share were $3.64 compared to $2.77 in fiscal 2017. Adjusted diluted earnings per share, which excludes certain items affecting comparability of results, increased one percent to $3.11. Excluding the impact of foreign exchange, adjusted diluted earnings per share essentially matched fiscal 2017 results*.

•

We maintained a disciplined focus on cash generation, resulting in significant growth in cash provided by operating activities and free cash flow*. In fiscal 2018, we returned $1.7 billion to shareholders through net share repurchases and dividends.

•

We generated substantial savings from Holistic Margin Management, our long-term initiative to manage costs and protect gross margin, and reached our expected annualized savings goal of $700 million in fiscal 2018, compared to the fiscal 2015 base, from recent restructuring actions. However, these results were not enough to offset heightened input cost inflation, increases in other costs impacting cost of sales, and higher merchandising expense.

•	We made investments to accelerate our differential growth platforms and expanded our capabilities in E-commerce and Strategic Revenue Management, which are critical to future growth.

* Organic net sales, adjusted diluted earnings per share and free cash flow are non-GAAP measures. For more information on the use of non-GAAP measures in the Proxy Statement, and a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, see Appendix A.

Board Composition and Leadership

Board Composition

Our board takes an active and thoughtful approach to board refreshment and is focused on building and maintaining a diverse board with skills and experiences that support our long-term strategies and board responsibilities. Since 2014, we have appointed seven new independent directors. Most recently, Maria A. Sastre was appointed to the board in June 2018. In addition to her international business and marketing expertise, Ms. Sastre also brings significant consumer-facing executive and public company board experience to our board.

Each of our directors has experience leading large, complex organizations. These experiences are particularly valuable in evaluating and considering key strategic decisions, setting priorities and critically evaluating performance. Importantly, many of our

2	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

PROXY STATEMENT SUMMARY

directors have backgrounds in consumer packaged goods, retail and other consumer-facing businesses that enable the board to guide management in a rapidly changing business, marketing and product innovation environment. The board also possesses significant financial and accounting expertise that ensures the critical evaluation of strategic actions, strong oversight of performance and careful attention to financial disclosures. Additionally, many directors have held international executive positions leading global businesses or segments. These directors provide helpful insights to board discussions as we continue to grow and expand our global operations. See pages 9 – 10 for additional detail on director skills and board refreshment.

As set forth below, our director nominees exhibit a balanced mix of tenure, age, independence, diversity and skills:

Skills and Experiences Support Our Long-term Strategy

Senior Executive Leadership	Industry Focus	Accounting & Financial Expertise
Government / Public Policy	Global Experience	Governance
Innovation	Marketing / E-Commerce	Health & Wellness

Strong and Independent Board Leadership

Our leadership structure was purposefully designed and chosen by the independent directors to ensure effective board oversight of management and the affairs of the company while providing clear leadership for the broader organization. We have a strong Independent Lead Director whose responsibilities include reviewing and approving in advance the agenda and content for each board meeting, leading the executive session of independent directors at every board meeting and communicating directly with the Chairman and Chief Executive Officer concerning board matters. Strong oversight of management is further supported by the independence of the board. Ten of the current eleven directors are independent, and the standing committees of the board are each composed entirely of independent directors, including the committee chairs. A more detailed discussion of our board leadership can be found on pages 20 – 21.

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	3

PROXY STATEMENT SUMMARY

Executive Compensation Highlights

Our executive compensation program is designed to incent our Named Executive Officers (“NEOs”) to pursue strategies and execute priorities that promote growth and deliver strong returns to shareholders. The core elements of our NEOs’ Total Direct Compensation (“TDC”) consist of base salary, annual incentive and long-term incentive. Target TDC for each NEO is benchmarked to the median of our peers. Each element of annual and long-term incentive compensation is tied to performance and closely linked to our strategy, long-term growth model, financial objectives and ultimately to Total Shareholder Return (“TSR”) and continued value creation for our shareholders.

Total Direct Compensation Element	Pay Element	Performance Measure	Strategy & Performance Alignment
Base Salary	Cash	✓ Individual performance and competency reflected in position of salary in relation to external market	✓ Reflects base salaries positioned within a reasonable range of market median based on individual performance and contributions
Annual Incentive	Cash-based award	Corporate Performance (80%) ✓ Organic net sales growth ✓ Total segment operating profit growth ✓ Adjusted diluted EPS growth Individual Performance (20%)

✓  Rewards and recognizes annual accomplishment of key financial objectives

✓  Corporate performance measures aligned with Long-Term Growth Model

✓  Corporate Performance Modifier (+/- 20%) may be used by the board to adjust for performance relative to peers

Long-Term Incentive		Three-year measurement period	✓ Performance metrics align with key elements for delivering growth and strong TSR
	Performance Share Units (1/3)	✓ Average organic net sales growth ✓ Cumulative free cash flow
	Stock Options (1/3)		✓ Ultimate value tied to stock price appreciation
	Restricted Stock Units (1/3)		✓ Ultimate value tied to TSR

A significant portion of NEO pay is at risk and dependent on future company performance. Achievement of “target” compensation from these awards requires sustained competitive performance on rigorous annual and three-year corporate performance measures established in the annual corporate operating plan and approved by the board at the beginning of each fiscal year.

CEO PAY MIX AT TARGET	OTHER NAMED EXECUTIVE OFFICER PAY MIX AT TARGET

4	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

PROXY STATEMENT SUMMARY

2018 Compensation Decisions and Alignment of Pay and Performance

Our performance in fiscal 2018 was mixed. While organic net sales finished ahead of plan, our results on total segment operating profit and adjusted diluted earnings per share fell short of our targets. This performance is reflected in our executive management team’s TDC, with annual cash incentives paid below target and a reduction in the value of outstanding long-term incentive awards.

•

Annual Incentive Award Payout: The annual incentive award for our Chief Executive Officer was 61% of his annual incentive award target. The other NEOs received annual incentive awards ranging from 61% to 69% of their annual incentive award targets.

ANNUAL INCENTIVE ALIGNMENT WITH PERFORMANCE

•

Performance Share Unit Three-Year Performance Achievement: The performance period for fiscal 2016 – fiscal 2018 PSUs was completed this year. The award achievement percentage for this tranche of PSUs was 66% of the PSU award target.

LONG-TERM INCENTIVE ALIGNMENT WITH PERFORMANCE

Corporate Governance and Compensation Practices

At General Mills, we are committed to following corporate governance and compensation practices that promote the long-term interest of our shareholders, facilitate strong oversight of our corporate strategy and performance and reinforce board and management accountability to our shareholders.

We have a longstanding practice of engaging in ongoing, open dialogue with our shareholders, including the participation of our management team and members of the board. The board considers investor feedback as it reviews our governance and compensation practices, and in the past several years has made enhancements that reflect shareholder input and align us with best practices. In fiscal 2018, our management team reached out to holders representing more than 54% of our outstanding shares and 66% of our institutional ownership, and members of our management and the board met with holders representing approximately 47% of our outstanding shares and 64% of our institutional ownership to discuss various matters, including company strategy, compensation, governance practices, sustainability and board refreshment and diversity.

We are proud of our long-standing history of shareholder engagement and commitment to maintaining strong corporate governance and compensation practices.

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	5

PROXY STATEMENT SUMMARY

Corporate Governance Practices	Compensation Practices

✓  Independent and diverse board of directors

✓  Strong Independent Lead Director with authority to approve board meeting agendas

✓  CEO and management succession planning

✓  Active shareholder engagement program with regular board updates

✓  Comprehensive director nomination process and substantive annual board evaluations

✓  Proxy access by-law

✓  Executive sessions for independent directors at each board meeting

✓  Board and committee agendas developed annually to address core responsibilities

✓  Enterprise risk management processes at board and committee levels

✓  Extensive oversight of sustainability and public policy issues impacting our business

✓  Significant alignment between pay and performance

✓  PSUs granted to all NEOs and other company officers

✓  Quantitative company performance measures

✓  Clawback policy

✓  Rigorous stock ownership requirements

✓  Tally sheets reviewed in connection with compensation decisions

✓  Annual risk assessment of pay programs

✓  Annual say-on-pay vote

✓  Direct engagement with shareholders

✓  Double-trigger change in control vesting provisions

✓  Fully independent compensation consultant

✓  Executive session at each compensation committee meeting

✓  No employment contracts for NEOs

✓  No officer or director hedging or pledging of company stock

✓  No excise tax gross-ups

✓  No payment of dividend equivalents on unvested shares or options

The board of directors of General Mills, Inc. (referred to as “General Mills,” “we,” “our,” “us” or the “company”) is soliciting proxies for use at the Annual Meeting of Shareholders to be held on September 25, 2018. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

We first mailed or made available the proxy materials on or about August 13, 2018. Certain sections of this Proxy Statement reference or refer you to materials posted on our website, www.generalmills.com. These materials and our website are not incorporated by reference in, and are not part of, this Proxy Statement.

6	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

PROPOSAL NUMBER 1 ELECTION OF DIRECTORS

Director Nomination Process

Our board follows an annual director nomination process that promotes thoughtful and in-depth review of overall board composition and director nominees throughout the year. At the beginning of the process, the corporate governance committee reviews current board composition and considers search priorities for any new director candidates. The board’s skills and experience are reviewed annually to confirm that the traits, attributes and qualifications of our directors are well-aligned with the long-term strategy of the company and continue to promote effective board performance. The corporate governance committee reviews incumbent director candidates, evaluates any changes in circumstances that may impact their candidacy and considers information from the board evaluation process. Upon a recommendation from the corporate governance committee, the board of directors approves the nomination of director candidates for election at the annual shareholders’ meeting.

The corporate governance committee identifies potential new director candidates using a search firm that is paid a fee for its services, together with referrals and suggestions from board members and shareholders. The committee interviews potential director candidates to confirm their qualifications, interest and availability for board service. This year, with the help of its search firm, the corporate governance committee identified one new director candidate, Maria A. Sastre, who was appointed by the board to serve as a director effective June 1, 2018.

ANNUAL DIRECTOR NOMINATION PROCESS

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	7

PROPOSAL NUMBER 1 ELECTION OF DIRECTORS

Annual Board Evaluation Process

The board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and board effectiveness. The evaluation processes utilized by the board are designed to assess board and committee effectiveness as well as individual director performance and contribution levels. The corporate governance committee considers the results of the annual evaluations in connection with its review of director nominees to ensure the board continues to operate effectively. The evaluation results are also used to provide feedback to individual directors. In fiscal 2018, the board utilized the services of a third-party corporate governance expert to conduct individual director interviews. These interviews yielded valuable information for the Chairman, Independent Lead Director and corporate governance committee to consider during the board evaluation process and on a go-forward basis to enhance board effectiveness.

Our evaluation process consists of the following components:

BOARD EVALUATIONS

Performed By	All Directors	Senior Management	Independent Lead Director	Independent Consultant
Frequency	Annual	Annual	Annual (except if independent consultant is used)	Every 3-4 years
Process	Board members complete written board self-evaluations which: (a) provide for quantitative ratings of key board priorities and the operation of the board and (b) seek subjective feedback on areas for improvement.	Members of senior management who regularly interact with the board and/or its committees complete a written survey to provide input and perspective on the operation of the board.	The Independent Lead Director interviews each board member to elicit additional in-depth feedback on board and individual director performance that is not always available through the written evaluations.	A third-party governance expert conducts in-depth interviews with each director. The use of a third-party facilitator provides an outside perspective on board culture and individual director performance.
✓ The Chairman, Independent Lead Director and corporate governance committee chair review and discuss the results.
✓ The Independent Lead Director reviews a summary of the results with the full board, and changes are implemented as appropriate.
Results

✓  For third-party reviews, the Chairman, Independent Lead Director and corporate governance committee chair review and discuss the results with the third-party reviewer to identify feedback to the board on how it can enhance its effectiveness.

✓ The corporate governance committee reviews any concerns or issues regarding individual director performance and takes appropriate action if necessary.

COMMITTEE EVALUATIONS

Performed By	All Members of the respective Committees
Frequency	Annual
Process	Committee members complete committee self-evaluations which: (a) provide for quantitative ratings of each board committee and (b) seek subjective feedback on areas for committee improvement.
Results

✓  The Chairman, Independent Lead Director and corporate governance committee chair review and discuss the results and take appropriate action if necessary.

✓  Each committee discusses the survey results and the committee chairs present the results to the full board for its consideration and discussion.

8	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

PROPOSAL NUMBER 1 ELECTION OF DIRECTORS

Board Refreshment and Director Succession Planning

We plan thoughtfully for director succession and board refreshment. By developing and following a long-range succession plan, the board has an ongoing opportunity to:

•	Evaluate the depth and diversity of experience of our board;

•	Expand and replace key skills and experience that support our strategies;

•	Build on our record of board diversity; and

•	Maintain a balanced mix of tenures.

Over the course of the last four years, we have added seven new independent directors who reflect these priorities.

The corporate governance committee also plans for the orderly succession of the Independent Lead Director and of chairs for the board’s five committees, providing for their identification, development and transition of responsibilities. In fiscal 2018, we appointed new chairs for the board’s compensation, finance and public responsibility committees.

Board Composition and Diversity

Bringing together informed directors with different perspectives, in a well-managed and constructive environment, fosters thoughtful and innovative decision making. We have a policy of encouraging diversity of gender, ethnicity, age and background, as well as a range of tenures on the board to ensure both continuity and fresh perspectives among our director nominees. Our director nominee slate exhibits a balanced mix of tenures and age, and independent and diverse leadership:

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	9

PROPOSAL NUMBER 1 ELECTION OF DIRECTORS

Board Skills, Qualifications and Experience

The director nominees possess the qualifications, skills and experiences necessary to successfully guide and oversee the company’s long-term strategy and priorities. Each of our directors has experience leading large, complex organizations. These experiences are particularly valuable in evaluating and considering key strategic decisions, setting priorities and critically evaluating performance. Importantly, many of our directors have backgrounds in consumer packaged goods, retail and other consumer-facing businesses that enable the board to guide management in a rapidly changing business, marketing and product innovation environment. The board also possesses significant financial and accounting expertise that ensures the critical evaluation of strategic actions, strong oversight of performance and careful attention to financial disclosures. Additionally, many directors have held international executive positions leading global businesses or segments. These directors provide helpful insights to board discussions as we continue to grow and expand our global operations. Board experience, governance and public policy skills are also key strengths of several of our directors and are important for the effective operation of the board and oversight of the company. While we consider deep and diverse experience to be a strength of the board, we consider the following skills and experiences to be particularly valuable in supporting the company’s strategies and fulfilling the board’s responsibilities:

Senior Executive Leadership	We believe that directors who have served as CEOs or senior executives are in a position to challenge management and contribute practical insight into business strategy and operations. Our directors provide sources of market intelligence, analysis and relationships that benefit the company.
Industry Focus	As a company that relies on the strengths of our branded products, we seek directors who are familiar with the consumer packaged goods and retail industries. These directors help guide the company in assessing trends and external forces in these industries.
Accounting and Financial Expertise	A strong understanding of accounting and finance is important for ensuring the integrity of our financial reporting and critically evaluating our performance. Our directors have significant accounting experience, corporate finance expertise and financial reporting backgrounds.
Global Experience	A significant portion of the company’s growth depends on its success in markets outside the U.S. Directors with a global perspective help us make decisions on our strategic expansion into international markets.
Governance Expertise	A deep understanding of the board’s duties and responsibilities enhances board effectiveness and ensures independent oversight that is aligned with shareholder interests.
Marketing/E-Commerce Experience	Organic sales growth is one of our key financial metrics and directors with marketing expertise provide important perspectives on developing new markets and growing current markets. Sales and marketing expertise in e-commerce and mobile platforms is also vital to our growth and success in these channels.
Innovation	Innovation is a core focus for the company and is critical in helping us continue to develop and deploy successful products to meet the demands and preferences of our consumers.
Health and Wellness	A thorough understanding of the health and wellness trends among our consumers provides management and the board with insights into potential product enhancements and offerings.
Government/Public Policy Expertise	Directors with governmental and policymaking experience play an increasingly important role on our board as our business becomes more heavily regulated and as our engagement with stakeholders continues to expand.

Each non-employee director is required to demonstrate: independence; integrity; experience and sound judgment in areas relevant to our businesses; a proven record of accomplishment; willingness to speak one’s mind; ability to commit sufficient time to the board; appreciation for the long-term interests of shareholders; the ability to challenge and stimulate management; and the ability to work well with fellow directors.

10	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

PROPOSAL NUMBER 1 ELECTION OF DIRECTORS

2018 Director Nominees

Our by-laws provide that the number of directors shall be determined by the board, which has set the number of directors at 11. Upon the recommendation of the corporate governance committee, the board has nominated all of the current directors to stand for re-election. All of the nominees are independent under New York Stock Exchange (“NYSE”) corporate governance rules, except Chairman and Chief Executive Officer Jeffrey L. Harmening. See Board Independence and Related Person Transactions beginning on page 26.

Our directors are elected annually by a majority of votes cast, to enhance their accountability to shareholders. If an incumbent director is not re-elected, the director must promptly offer his or her resignation to the board. The corporate governance committee will recommend to the board whether to accept or reject the resignation, and the board will disclose its decision and the rationale behind it within 90 days from the certification of the election results. If there are more director nominees than the number of directors to be elected, the directors will be elected by a plurality of the votes cast.

Each of the director nominees currently serves on the board and was elected by the shareholders at the 2017 Annual Meeting of Shareholders, except for Maria A.

Sastre who, with the help of its search firm, was identified by the corporate governance committee as a new director candidate and elected as a director by the board.

If elected, each director will hold office until the 2019 Annual Meeting of Shareholders and until his or her successor is elected and qualified. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the board, or the board may reduce the number of directors.

Included in each director nominee’s biography below is a description of select key qualifications and experiences of such nominee based on the skills and qualifications described above. The board and the corporate governance committee believe that the combination of the various qualifications and experiences of the director nominees will contribute to an effective and well-functioning board and that, individually and as a whole, the director nominees possess the necessary qualifications to provide effective oversight of the business and counsel to the company’s management to advance our long-term strategy and oversee the interests of our shareholders.

The board of directors unanimously recommends a vote FOR the election of each of the director nominees.

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	11

PROPOSAL NUMBER 1 ELECTION OF DIRECTORS

Alicia Boler Davis
Age: 49	Committees: Finance; Public Responsibility (Chair)
Independent Director Since: December 2016

Alicia Boler Davis is Executive Vice President of Global Manufacturing at General Motors Company, a global automotive company. Ms. Boler Davis joined General Motors in 1994 as a manufacturing engineer and has held a variety of positions of increasing responsibility during her career including Vice President, Customer Experience and Senior Vice President, Global Quality and Customer Experience. Prior to joining General Motors, Ms. Boler Davis held engineering positions at The Upjohn Company and PepsiCo, Inc.

Contributions to the Board:

•

As the current Executive Vice President of Global Manufacturing and the former Senior Vice President of Global Quality and Customer Experience at a global, consumer-facing automotive company, Ms. Boler Davis brings significant operating, marketing, and brand-building experience to the board.

•

Her global and regional management experiences overseeing major manufacturing facilities and improving customer experiences are a source of valuable insight for enhancing consumer-focused innovation and enhancing supply chain operations.

•

As the head of Global Manufacturing, Ms. Boler Davis also provides real time global perspectives on manufacturing and operational advances and innovations that enhance the board’s perspective on these issues.

R. Kerry Clark, Independent Lead Director
Age: 66	Committees: Corporate Governance; Finance
Independent Director Since: 2009	Other Public Directorships: Avnet, Inc.; Anthem, Inc. (formerly Wellpoint, Inc.); Textron, Inc.

R. Kerry Clark served as Chairman and Chief Executive Officer of Cardinal Health, Inc., a provider of health care products and services, until his retirement in 2009. Mr. Clark joined Cardinal Health in 2006 as President and Chief Executive Officer and became Chairman in 2007. Prior to that, Mr. Clark had been with The Procter & Gamble Company, a consumer products company, since 1974. There, he held various positions including President of P&G Asia; President, Global Market Development and Business Operations; and from 2004 to 2006, Vice Chairman of the Board.

Contributions to the Board:

•

As our Independent Lead Director, Mr. Clark draws on his business leadership, corporate strategy and governance expertise to provide strong, independent board leadership and to ensure board effectiveness by fostering active discussion and collaboration among the independent directors and serving as an effective liaison with management.

•

With a strong background in consumer packaged goods and health care products, he brings to the board extensive experience in launching new products, brand-building, marketing, and partnering with customers across sales channels.

•	Mr. Clark also lends a global business perspective, developed through his leadership of global business operations at Procter & Gamble.

12	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

PROPOSAL NUMBER 1 ELECTION OF DIRECTORS

David M. Cordani
Age: 52	Committees: Audit; Compensation (Chair)
Independent Director Since: 2014	Other Public Directorships: Cigna Corporation

David M. Cordani is President and Chief Executive Officer of Cigna Corporation, a global health insurance and health services company. Mr. Cordani joined Cigna in 1991 and has held a variety of finance and operating positions, including Chief Financial Officer for Cigna HealthCare and President and Chief Operating Officer for Cigna Corporation. He was named Chief Executive Officer of Cigna Corporation in 2009. Prior to joining Cigna, he held several senior staff positions at Coopers & Lybrand, an accounting firm.

Contributions to the Board:

•

From his tenure as Chief Executive Officer of Cigna Corporation, Mr. Cordani is attuned to the challenges of operating and growing a consumer-facing, S&P 500 company in a highly regulated industry. Mr. Cordani brings current insights on business leadership, strategic planning and corporate governance.

•	His career-long experience in the health services industry enables him to contribute insights on emerging health and wellness trends and their potential impact on businesses and consumers.

•

Mr. Cordani’s background as a certified public accountant and chief financial officer provides significant risk management and financial expertise to the audit committee. He is one of our audit committee financial experts.

Roger W. Ferguson Jr.
Age: 66	Committees: Corporate Governance; Finance (Chair)
Independent Director Since: 2015	Other Public Directorships: Alphabet Inc.; International Flavors & Fragrances, Inc.

Roger W. Ferguson Jr., has served as President and Chief Executive Officer of TIAA (formerly TIAA-CREF), a financial services firm, since 2008. Prior to joining TIAA, Mr. Ferguson served as the Chairman of Swiss Re America Holding Corporation, a global reinsurance company, from 2006 to 2008. Mr. Ferguson has also served in various policy-making positions, including as Vice Chairman of the Board of Governors of the U.S. Federal Reserve System from 1999 to 2006. From 1984 to 1997, Mr. Ferguson was an associate and partner at the consulting firm McKinsey & Company.

Contributions to the Board:

•

As the Chief Executive Officer of TIAA, a major financial services company and institutional investor, Mr. Ferguson provides valuable insights and investor perspective on matters of company strategy, performance and corporate governance.

•	Mr. Ferguson also brings significant financial and capital markets expertise to the board and finance committee.

•

With a career that includes management consulting, significant public policy roles, executive leadership and board service, he is well-positioned to enhance the board’s strategic discussions and strong governance.

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	13

PROPOSAL NUMBER 1 ELECTION OF DIRECTORS

Jeffrey L. Harmening
Age: 51
Director Since: June 2017

Jeffrey L. Harmening is Chairman and Chief Executive Officer of General Mills, Inc. Mr. Harmening joined General Mills in 1994 and has served in a variety of positions before becoming Vice President of Marketing for Cereal Partners Worldwide (“CPW”), the company’s joint venture with Nestlé based in Switzerland, in 2003. Mr. Harmening served as Vice President and Senior Vice President of the Big G cereal division from 2007 to 2012, and Senior Vice President, Chief Executive Officer of CPW from 2012 to 2014. From 2014 to 2016, he served as Executive Vice President, Chief Operating Officer, U.S. Retail. Mr. Harmening was appointed President and Chief Operating Officer of General Mills in 2016, Chief Executive Officer in 2017 and Chairman in 2018.

Contributions to the Board:

•

With over 20 years of service at General Mills in a variety of senior leadership roles across several business categories, Mr. Harmening’s deep knowledge of the company’s business and the markets in which we operate position him well to serve as our Chairman and Chief Executive Officer.

•	Prior to his appointment as Chief Executive Officer, Mr. Harmening served in a number of key management and operational roles in the company’s North America Retail division.

•	He also spent six years abroad focusing on our international operations, including two years as Chief Executive Officer of CPW.

Maria G. Henry
Age: 52	Committees: Audit, Compensation
Independent Director Since: 2016

Maria G. Henry has been Senior Vice President and Chief Financial Officer of Kimberly-Clark Corporation since April 2015. Prior to that, she was Executive Vice President and Chief Financial Officer of Hillshire Brands, formerly known as Sara Lee Corporation, from 2012 to 2014. Ms. Henry was the Chief Financial Officer of Sara Lee’s North American Retail and Foodservice business from 2011 to 2012. Prior to Sara Lee, she held various senior leadership positions in finance and strategy in three portfolio companies of Clayton, Dubilier, and Rice, most recently as Executive Vice President and Chief Financial Officer of Culligan International from 2005 to 2011. Ms. Henry also held senior finance roles in several technology companies, and she began her career at General Electric.

Contributions to the Board:

•	Ms. Henry brings significant accounting, auditing and financial reporting expertise to the board and audit committee. She is one of our audit committee financial experts.

•

As an active Chief Financial Officer of a global company who is directly responsible for finance, accounting, real estate and investor relations, Ms. Henry offers capital markets expertise and current insights on public company financial, governance and leadership matters.

•	Ms. Henry’s consumer products background and experience make her well-positioned to critically and thoughtfully review and guide company strategy.

14	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

PROPOSAL NUMBER 1 ELECTION OF DIRECTORS

Heidi G. Miller
Age: 65	Committees: Audit (Chair); Finance
Independent Director Since: 1999	Other Public Directorships: First Data Corporation; HSBC Holdings plc; The Progressive Corporation (2011—2014)

Heidi G. Miller served as President of JPMorgan International, a division of global financial services firm J.P. Morgan Chase & Co., from 2010 until her retirement in 2012. She served as Executive Vice President, chief executive officer — Treasury & Security Services, of J.P. Morgan Chase & Co. from 2004 to 2010. From 2002 to 2004, Ms. Miller served as Executive Vice President and Chief Financial Officer of Bank One Corporation. Previously, she had been Chief Financial Officer of Citigroup Inc.

Contributions to the Board:

•

Ms. Miller’s extensive senior executive experience in the banking and financial industry, together with her public company board service, provide strong, independent leadership, experience leading complex organizations and critical evaluation of strategic priorities and investments.

•

Ms. Miller possesses significant experience in banking and finance in emerging markets. She spent 13 years with the Latin America Division of Chemical Bank, serving most recently as managing director and head of the emerging markets structured finance group. As head of Treasury & Security Services at JPMorgan Chase, she led the successful launch of a variety of new products and the group’s global expansion, particularly in Asia. As President of JPMorgan International, she focused on growth in emerging markets and expanding the bank’s global corporate bank.

•

Ms. Miller’s financial expertise and risk management skills are valuable assets to the board, the audit committee and the finance committee. She is one of our audit committee financial experts and serves as the chair of our audit committee.

Steve Odland
Age: 59	Committees: Compensation; Corporate Governance (Chair)
Independent Director Since: 2004

Steve Odland is the President and Chief Executive Officer of the Conference Board. From 2013 to June of 2018, Mr. Odland was President and Chief Executive Officer of the Conference Board’s public policy affiliate, the Committee for Economic Development. From 2011 to 2012, he was an Adjunct Professor in the graduate school of business at Lynn University and at Florida Atlantic University. Mr. Odland served as Chairman and Chief Executive Officer of Office Depot, Inc., an office merchandise retailer, from 2005 until 2010. From 2001 to 2005, he was Chairman and Chief Executive Officer of AutoZone, Inc., an auto parts retailer. Prior to that, he served as President and Chief Executive Officer of Tops Markets, Inc., a U.S. food retailer, from 1998 to 2000, and as President of the Foodservice Division of Sara Lee Bakery from 1997 to 1998. He was employed by The Quaker Oats Company from 1981 to 1996. Mr. Odland is also currently a Senior Advisor at Peter J. Solomon Company, and a CNBC contributor.

Contributions to the Board:

•

As the former Chairman and Chief Executive Officer at Office Depot and AutoZone and past President and Chief Executive Officer of Tops Markets, Mr. Odland brings business leadership and strategic planning skills, retail expertise and an operating background to the board.

•

He provides valuable insights into consumer products marketing, brand-building, Internet marketing and sales, food service and international management from his executive roles in the food industry at Tops Markets, Quaker Oats and Sara Lee.

•	Mr. Odland also lends expertise on public policy and corporate governance from his experience as President and Chief Executive Officer of the Conference Board.

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	15

PROPOSAL NUMBER 1 ELECTION OF DIRECTORS

Maria A. Sastre
Age: 63	Committees: Compensation; Corporate Governance
Director Since: June 2018	Other Public Directorships: Publix Supermarkets, Inc. (2005 – 2016) Darden Restaurants, Inc. (1998 – 2014)

Maria A. Sastre served as President and Chief Operating Officer of Signature Flight Support Corporation, the world’s largest network of fixed-base operations and support services for private and business aviation, from 2013 until her retirement in 2018. Ms. Sastre joined Signature Flight in 2010 as its Chief Operating Officer. From 2009 to 2010, she was President and Chief Executive Officer of Take Stock in Children, Inc., a Florida based non-profit that helps low-income youth escape the cycle of poverty through education. Ms. Sastre served with Royal Caribbean Cruises LTD from 2000 to 2008 where she held the positions of Vice President, International, Asia, Latin America & Caribbean, and Vice President of Hotel Operations. Previously, she had held various executive and leadership roles at United Airlines, Inc., Continental Airlines, Inc. and Eastern Airlines, Inc.

Contributions to the Board:

•

Ms. Sastre’s significant senior executive experience in consumer facing businesses, together with over 20 years of public company board service at large grocery and restaurant companies, provide the board with valuable consumer, retail and food service insights.

•

Her global management expertise overseeing operations and marketing initiatives in Asia and Latin America, as well as her international merger and acquisition work, deepens the board’s global perspective and marketing expertise.

•	Ms. Sastre has significant corporate governance and public company board experience, including service on corporate governance and compensation committees.

Eric D. Sprunk
Age: 54	Committees: Audit; Public Responsibility
Independent Director Since: 2015

Eric D. Sprunk has served as the Chief Operating Officer of NIKE, Inc., an athletic footwear and apparel business, since 2013. Mr. Sprunk joined NIKE in 1993, and has held a variety of positions, including Regional General Manager of NIKE Europe Footwear from 1998 to 2000, Vice President & General Manager of the Americas from 2000 to 2001, Vice President of Global Footwear from 2001 to 2009, and Vice President of Merchandising and Product from 2009 to 2013. Prior to joining NIKE, Mr. Sprunk was a certified public accountant with the accounting firm Price-Waterhouse from 1987 to 1993.

Contributions to the Board:

•

As the current Chief Operating Officer at a global, brand-based consumer products company, Mr. Sprunk brings relevant marketing experience to the board, as well as operating expertise in key functions including manufacturing, sourcing, sales and procurement. His experience as Vice President of Merchandising and Product also provides the board with valuable perspectives on product innovation and development.

•	His global and regional international management experiences at NIKE provide the board with a unique perspective on developing and marketing innovative products in consumer markets around the world.

•

Mr. Sprunk is a certified public accountant who has worked in senior financial roles at NIKE and Price-Waterhouse, which provides valuable financial and accounting expertise. Mr. Sprunk is one of the audit committee’s financial experts.

16	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

PROPOSAL NUMBER 1 ELECTION OF DIRECTORS

Jorge A. Uribe
Age: 61	Committees: Compensation; Public Responsibility
Independent Director Since: 2016	Other Public Directorships: Ingredion Incorporated

Jorge A. Uribe served as Global Productivity and Organization Transformation Officer at The Procter & Gamble Company, a consumer products company, from 2012 until his retirement in 2015. Prior to 2012, Mr. Uribe served as Group President of Latin America at Procter & Gamble from 2004 to 2012, as Vice President, Marketing and Customer Business Development, Latin America from 2001 to 2004 and as Vice President, Venezuela and Andean Region from 1999 to 2001.

Contributions to the Board:

•

Mr. Uribe’s international management background, including multi-regional and multi-country responsibility for operations throughout Latin America, together with his personal experience living and working outside the U.S., provides valuable perspective on the company’s international markets and operations.

•

As the former Global Productivity and Organization Transformation Officer of Procter & Gamble, Mr. Uribe brings first-hand experience in leading innovative organizational changes through efficiency improvement and cost management.

•	The experiences developed throughout his career at Procter & Gamble deepen the board’s overall consumer products, innovation and marketing expertise.

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	17

CORPORATE GOVERNANCE

Corporate Governance

✓ Independent and diverse board of directors possessing skill sets critical to our company’s success
✓ Strong Independent Lead Director with authority to approve board meeting agendas
✓ Thoughtful management development and succession plans for the CEO and his direct reports
✓ Active shareholder engagement program with regular updates to the board
✓ Comprehensive director nomination process and substantive annual board evaluations
✓ Proxy access by-law
✓ Executive sessions for independent directors at each board meeting
✓ Board and committee agendas developed annually to address core responsibilities
✓ Enterprise risk management processes at board and committee levels
✓ Extensive oversight of sustainability and public policy issues impacting our business

Our Board’s Key Responsibilities

Our board is elected by the shareholders to oversee their interests in the long-term health and overall success of the company’s business. In exercising its fiduciary duties, the board represents and acts on behalf of our shareholders and is committed to strong corporate governance, as reflected in our corporate governance principles (available on our website at www.generalmills.com in the Investors section). The board is deeply involved in the company’s strategic planning process, leadership development, succession planning, and oversight of risk management.

Overseeing Business Strategy

The board possesses significant industry expertise and is actively engaged with management in the development of corporate strategy. In a challenging and dynamic business environment, our directors are an important resource for thoughtful, candid and ongoing insights into strategic issues facing the company, including product portfolio development and innovation, strategic investments, acquisitions and divestitures, margin improvement and global expansion. Ways in which our board oversees strategy development include:

•

Each year, the board holds an extended off-site meeting for the purpose of reviewing and discussing long-term strategic planning, including consideration of external business dynamics, emerging trends and risks and potential strategic alternatives. These meetings provide an opportunity for the board to constructively engage with management to review and advance corporate strategy.

•	The board formally reviews our annual and longer-term business plans, financial targets and plans for achieving those targets.
•	Focused discussions of key business issues, segment and business unit operations and strategic developments are held at each board meeting throughout the year.

•

The board is focused on monitoring performance against the company’s strategic objectives and financial targets. At each meeting throughout the year, the board reviews and discusses with management a set of detailed operating reports, including current financial performance versus plan. The board also regularly reviews our performance compared to our competitive peer companies.

•

The board critically reviews all acquisition and divestiture activity, significant capital investments and cash returns to shareholders through share repurchase plans and dividend payments. These strategic actions and investments are reviewed and approved by the board following open and engaged discussions of the full board.

•	At each board meeting, the independent directors meet in executive session to discuss business and strategic matters. These meetings are led by our Independent Lead Director.

18	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE

Leadership Development and Management Succession Planning

Leadership development and management succession planning are two of the most critical functions of the board. The board formally reviews and discusses management development and succession plans for the Chief Executive Officer and his direct reports. The board also discusses individual executive transitions as the need arises over the course of the year. This review includes an assessment of senior executives and their potential as successor to the Chief Executive Officer. The board has also adopted procedures to elect a successor in the event of the Chief Executive Officer’s sudden departure.

Overseeing Risk Management

The full board is actively engaged in overseeing the company’s enterprise risk management (ERM) program, which is designed to identify risks that may have a significant impact on our business. The oversight process includes reviewing mitigation actions for these risks and receiving appropriate assurances that the risks are being effectively managed by the organization. Effective risk management is an integral part of board and committee deliberations throughout the year. To ensure that the board fulfills its risk oversight role in a comprehensive and coordinated manner, the responsibility for overseeing specific aspects and areas of our risk management program are purposefully assigned to the full board and board committees.

•

The audit committee has primary responsibility for reviewing and monitoring the company’s ERM program. Management provides ERM updates to the audit committee throughout the year. The audit committee annually reviews the company’s ERM process and the comprehensive assessment of key strategic, financial, operational and regulatory risks identified by management, as well as risk mitigating practices. The audit committee discusses the ERM process and key risks with the full board. In fiscal 2018, with the oversight of the audit committee, the company enhanced its ERM program to clarify responsibility for key operating and strategic risks and to better align the ERM program with our strategic planning process. The enhancements help to ensure that key strategic risks are identified and considered by senior management and the board throughout the strategic planning process.

•

In addition to reviewing the ERM process and discussing key risks and mitigating activities, the full board discusses risks related to the company’s annual financial plan at the beginning of each fiscal year, and risks related to business strategy at the annual strategic planning meeting. Throughout the year, the board continues to address these risks in follow-up discussions.

•

The audit, compensation, corporate governance, finance and public responsibility committees are each responsible for overseeing risks consistent with the responsibilities of these committees. The board has compared the full list of ERM risks to the roles and objectives of the full board and board committees to ensure that the board is fulfilling its oversight responsibility with respect to each of the ERM risks. The committee charters and agendas are updated and revised as necessary to clarify responsibility for overseeing specific risks. Each board committee reports to the full board on their particular risk oversight activities. The corporate governance committee considers areas of emerging risks and makes a recommendation to the full board regarding assignment of such risks to a board committee. The key responsibilities of each board committee are highlighted under Board Committees and Their Functions beginning on page 24.

•

The board also encourages management to promote a corporate culture that integrates risk management into the company’s corporate strategy and day-to-day business operations in a way that is consistent with the company’s targeted risk profile.

While the board and its committees oversee key risk areas, company management is charged with the day-to-day management of risk. The company has robust internal processes and an effective internal control environment that facilitate the identification and management of risks and regular communication with the board. These include a robust ERM program, regular internal risk management meetings, a risk committee of senior management with ownership for strategic risks, operating risk owners with accountability for risk management activities, codes of conduct, a strong legal department and ethics and compliance office and a comprehensive internal and external audit process.

We also conduct an annual risk assessment of the company’s employee compensation policies and practices, including those that apply to our executive

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	19

CORPORATE GOVERNANCE

officers, to ensure that the policies and practices do not encourage excessive risk-taking in order to maximize compensation. The compensation committee oversees the process, and Frederic W. Cook & Co., Inc., the independent compensation consultant, participates in identifying and assessing risk.

Representing Shareholders

The board makes it a priority to remain attuned to shareholder sentiment. To that end, the board has worked with management to develop a thoughtful shareholder engagement process.

•

Directors are available to meet directly with shareholders as appropriate. In most circumstances, our Independent Lead Director will serve as the board’s representative for any meeting or engagement with investors.

•	Our investor relations team, together with senior management, meets regularly with shareholders and responds to their requests throughout the year.

•	The corporate secretary team reaches out to shareholders to discuss proxy season trends and issues, as well as a variety of governance, social and environmental and sustainability issues.

The board receives regular reports on engagement efforts and investor feedback and sentiment. The reports are also separately reviewed by the corporate governance and compensation committees. In fiscal 2018, our management team reached out to holders representing more than 54% of our outstanding shares and 66% of our institutional ownership, and members of our management and the board met with holders representing approximately 47% of our outstanding shares and 64% of our institutional ownership to discuss various matters, including company strategy, compensation, governance practices, sustainability and board refreshment and diversity.

Board Leadership Structure

Strong independent board leadership is essential to the effective operation of the board and to enable the board to fulfill its responsibilities. Our independent directors choose the board leadership structure that in their judgment best serves the interests of the company and its shareholders. Having the flexibility and discretion to determine whether the same individual should serve as both Chief Executive Officer and Chairman, or whether the roles should be separated, is critical for allowing the independent directors to consider and select the best leadership structure.

Current Leadership Structure

Jeffrey L. Harmening serves as the company’s Chairman and Chief Executive Officer, providing the organization with clear, consistent leadership, strategic vision and management accountability. R. Kerry Clark serves as the board’s Independent Lead Director, providing leadership for the independent directors and ensuring independent oversight of management and the affairs of the company.

The board’s current leadership structure was unanimously adopted and approved by the board’s independent directors, following a careful succession planning process and thoughtful leadership transition led by our Independent Lead Director that culminated in the election of Mr. Harmening as Chief Executive Officer in June 2017. At that time, the board separated the Chairman and Chief Executive Officer roles and appointed Mr. Powell to serve as Executive Chairman to provide continuity in leadership and strategic oversight. During the transition, Mr. Harmening and Mr. Powell worked collaboratively to provide company and board leadership. Mr. Clark, in his role as Independent Lead Director, regularly consulted with Mr. Harmening and Mr. Powell to ensure an orderly and smooth transition process and ongoing independent board oversight.

When Mr. Powell retired as Executive Chairman in December 2017, the board thoughtfully assessed its leadership structure. After considerable review and discussion, the board concluded that the critical oversight provided by an independent board and strong Independent Lead Director, combined with the organizational leadership of the Chairman and Chief Executive Officer, would best serve the interests of the company and its shareholders. This arrangement creates an environment in which the board works collaboratively with management, while ensuring that

20	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE

the independent directors can effectively oversee performance and hold senior leaders accountable. In recognition of the large, complex and global nature of our business, the board believes that a combined Chairman and Chief Executive Officer provides clear leadership and accountability throughout the organization and best ensures alignment between the board and management on issues of strategy, priorities and accountability. Mr. Harmening has more than 20 years of leadership experience with General Mills and possesses a deep understanding of the company’s businesses and markets. As Chairman and Chief Executive Officer, Mr. Harmening is in the best position to apply his experience and expertise in assessing industry dynamics and guiding the board’s discussions of strategy and business performance.

Independent Lead Director

At any time when the board determines that the same individual should hold the positions of Chairman and Chief Executive Officer, or at any time when the Chairman is not independent, the independent directors elect an Independent Lead Director. The board recognizes the importance of appointing an Independent Lead Director to maintain a strong independent board leadership structure that functions collaboratively with management, while maintaining independent oversight. Therefore, the position of Independent Lead Director comes with a clear mandate and significant authority and responsibilities. The primary responsibilities of the Independent Lead Director are set forth below:

•	Reviews and approves board agendas with the Chairman;

•

Presides at all board meetings at which the Chairman is not present, including executive sessions of the independent directors (held at each board meeting), and informs the Chairman of issues considered and decisions reached during those sessions;

•	Facilitates effective and candid board discussions and communications to optimize board performance;

•	Meets regularly with the Chairman, serves as a liaison between the Chairman and the independent directors, and helps facilitate communications between the board and senior management;

•	Leads the board in setting forth and enforcing its expectations of ethical standards at the board and senior leadership levels;
•	Oversees board evaluations, and leads the board’s process for selecting his or her successor;

•	Advises the Chairman of the board’s informational needs and reviews and approves the types of information sent to the board;

•	Calls meetings of the independent directors, as needed, and sets agendas for executive sessions;

•	Monitors and coordinates with the Chairman and chair of the corporate governance committee on governance issues; and

•	Serves as a board representative for consultation and direct communication with major shareholders.

Our Independent Lead Director is elected to serve for a three-year term, with the appointment ratified annually. R. Kerry Clark has served as the Independent Lead Director since December 2015. Mr. Clark draws on his leadership, strategic planning and governance expertise to foster active discussion and collaboration among the independent directors on the board and to serve as an effective liaison with management. Mr. Clark has played a critical role during our Chairman and Chief Executive Officer transition process, including providing advice and consultation to Mr. Harmening as he transitioned into his role as Chief Executive Officer and then Chairman and Chief Executive Officer. To provide additional continuity of board leadership during the transition to a new Chairman, the board extended Mr. Clark’s term as Independent Lead Director by an additional year.

Sustainability and Corporate Social Responsibility

For over 150 years, General Mills has been making food people love while creating long term value for society and our shareholders. Feeding a growing global population and the success of our business depends on a healthy planet. We have taken bold actions to advance sustainability, and we embrace our responsibility to help achieve a stable climate, clean water, healthy soil, strong ecosystems and thriving farming communities. An overview of the company’s initiatives may be found in our Global Responsibility Report (available on our website at www.generalmills.com under the Responsibility section).

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	21

CORPORATE GOVERNANCE

Sustainability Leadership Structure

The board has made it a priority to ensure sustainability is taken seriously at all levels of the company. The company has worked to create a robust sustainability culture and has built the oversight parameters set forth below to ensure it remains a priority.

•

Public Responsibility Committee: The Board of Directors’ public responsibility committee provides oversight and receives regular updates from the operating teams. The committee reviews and monitors strategy, policy and key investments related to sustainability and other social responsibility initiatives. This year the committee appointed a new chair, Alicia Boler Davis, and adopted a new charter designed to provide a more detailed description of the roles and responsibilities of the committee.

•	Leadership Team: The General Mills leadership team has ultimate accountability for the company’s global responsibility and sustainability programs. The

Chairman and Chief Executive Officer convenes the Sustainability Governance Committee, which consists of officers of the company, at least three times per year. Sustainability is included in our Chairman and Chief Executive Officer’s annual performance objectives.

•

Chief Sustainability Officer: The company’s Chief Sustainability Officer stewards the company’s sustainability work, reporting to the Chief Supply Chain Officer, and working closely with the Vice President of Sourcing and other key business leaders to develop, coordinate and execute programs to achieve companywide sustainability targets.

•

Enterprise Risk Management: Given the significant impact sustainability issues can have on the company, certain sustainability issues are also covered by the company’s enterprise risk management processes.

SUSTAINABILITY GOVERNANCE COMMITTEE CEO, CHAIRMAN OF THE BOARD CHIEF SUPPLY CHAIN OFFICER AND GLOBAL BUSINESS SOLUTIONS CHIEF INNOVATION, TECHNOLOGY AND QUALITY OFFICER CHIEF MARKETING OFFICER BOARD OF DIRECTORS, PUBLIC RESPONSIBILITY COMMITTEE CEO, CHAIRMAN OF THE BOARD CHIEF INNOVATION, TECHNOLOGY AND QUALITY OFFICER CHIEF SUPPLY CHAIN OFFICER AND GLOBAL BUSINESS SOLUTIONS CHIEF HUMAN RESOURCES OFFICER GLOBAL RESPONSIBILITY FOCUS AREAS GLOBAL SUSTAINABILITY HEALTH & NUTRITION GENERAL MILLS FOUNDATION WORKPLACE

Our Key Sustainability Priorities

While the company is focused on sustainability efforts across our full value chain, our current key priorities are focused on climate change, sustainable sourcing, water stewardship and improving ecosystems, which are all key to the long term success of our business. As discussed below, the company has set ambitious goals in these areas, but remains on track to achieve them.

Climate Change: We set a goal to reduce absolute greenhouse gas (GHG) emissions across our full value chain by 28% by 2025 from 2010 levels and to achieve sustainable emission levels in-line with scientific consensus by 2050. As of 2017, our GHG emissions footprint had decreased 11% compared to 2010, while net sales rose 6%.

Sustainable Sourcing: We remain committed to sustainably sourcing 100% of our 10 priority ingredients by 2020, which represents 40% of our annual raw material purchases globally. In 2017, 76% of these raw materials were sustainably sourced.

22	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE

Water Stewardship: We are working to champion the development of water stewardship plans for the company’s most important and at-risk watersheds in our global value chain by 2025. We focus on 8 priority watersheds across our worldwide operations.

Improving Ecosystems: We are committed to improving the health of ecosystems in our supply chain through a number of different efforts, with a focus on pollinator and soil health. To advance biodiversity, we are collaborating to establish pollinator habitats and support bee research. We are partnering with the U.S. Department of Agriculture and The Xerces Society on projects to establish and protect more than 100,000 acres of pollinator habitat in the U.S. by the end of 2021. To make progress toward healthier soil and more sustainable agriculture, we are working with farmers, NGOs and industry partners, and we have invested more than $3.25 million in soil health initiatives.

Sustainability Highlights

Our sustainability efforts cover the full range of our supply chain – from sourcing ingredients to providing millions of meals through food donations. Our sustainability and corporate social responsibility achievements, some of which are highlighted below, help us strengthen our business, brands and the communities we serve.

Upstream Protecting human and natural resources in our agriculture supply chain General Mills Promoting food quality, workplace safety & diversity, and environmental responsibility Downstream improving nutrition, expanding variety, and increasing sustainability 76% Of our 10 priority ingredients were sustainability sourced 225% Increase in acreage from which we source organic ingredients since 2009 $3.25M+ Investments in soil health initiatives through 2017 100% Facilities worldwide audited and/or certified for food safety by independent 3rd parties 47% U.S. management positions held by women 20%Percentage of U.S. workforce that is ethnically diverse 80% U.S. retail sales volume nutritionally improved since 2005 2nd Largest U.S. organic food producer 30 million Meals enabled through food donations around the world Significant Recognitions ISS Accolades Highest Environmental and Social Quality Scores A-CDP Climate rating B COP Water rating # 11Corporate Responsibility magazine's 100 Best Corporate citizensFTSE4 Good Index member

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	23

CORPORATE GOVERNANCE

Board Committees and Their Functions

The board has five standing committees that are each composed entirely of independent directors. A copy of each committee’s charter may be found on our website at www.generalmills.com in the Investors section under “Corporate Governance.” Assignments are rotated periodically to ensure that each committee has an appropriate mix of tenure and experience. In fiscal 2018, David M. Cordani was elected chair of the compensation committee, Roger W. Ferguson Jr. was elected chair of the finance committee and Alicia Boler Davis was elected chair of the public responsibility committee.

	Audit Committee	Compensation Committee	Corporate Governance Committee	Finance Committee	Public Responsibility Committee
Alicia Boler Davis
R. Kerry Clark «
David M. Cordani
Roger W. Ferguson Jr.
Maria G. Henry
Heidi G. Miller
Steve Odland
Maria A. Sastre
Eric D. Sprunk
Jorge A. Uribe

« Independent Lead Director          Chairperson           Member           Financial Expert

Audit Committee

Number of meetings in fiscal 2018: Seven

Functions:

•	Oversees integrity, adequacy and effectiveness of internal control, audit and financial reporting processes;

•

Assesses and ensures the independence, qualifications and performance of our independent registered public accounting firm, selects the independent registered public accounting firm for the annual audit and approves the independent registered public accounting firm’s services and fees;

•	Meets with the independent registered public accounting firm, without management present, to consult with it and review the scope of its audit;

•	Oversees the company’s ethics and compliance program to ensure compliance with applicable laws, corporate policies and the company’s Employee Code of Conduct;

•

Reviews and discusses with management the company’s annual risk assessment and the enterprise risk management processes, policies and guidelines for identifying, assessing and managing key strategic and operational risks;

•	Reviews and approves our annual audited financial statements before issuance, subject to the board of directors’ approval;

•	Reviews and discusses with management the Audit Committee Report and recommends its inclusion in the Proxy Statement and

•	Reviews the performance of the internal audit function.

24	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE

Financial Experts:

The board of directors has unanimously determined that (i) all audit committee members are financially literate under the NYSE listing standards and (ii) all audit committee members qualify as “audit committee financial experts” within the meaning of SEC regulations and have accounting or related financial management expertise as required by the NYSE listing standards. Each member also met the independence standards for audit committee membership under the rules of the SEC during fiscal 2018.

Compensation Committee

Number of meetings in fiscal 2018: Five

Functions:

•

Reviews compensation policies for executive officers and employees to ensure they align with our compensation philosophy and provide appropriate motivation for company performance and increased shareholder value;

•	Conducts performance reviews of the Chief Executive Officer;

•	Recommends compensation and equity awards for the Chief Executive Officer and approves them for other senior executives;

•	Recommends the compensation and equity awards for the independent directors;
•	Reviews and discusses with management an annual risk assessment of the compensation policies for executive officers and employees; and

•	Reviews and discusses with management the Compensation Committee Report and recommends its inclusion in the Proxy Statement.

Each member met the independence standards for compensation committee membership under the listing standards of the NYSE during fiscal 2018.

Corporate Governance Committee

Number of meetings in fiscal 2018: Six

Functions:

•	Monitors and recommends changes in the organization and procedures of the board, including committee appointments and corporate governance policies;

•	Develops policy on composition, participation and size of the board as well as tenure and retirement of directors;
•	Recommends candidates for election to the board and evaluates continuing service of incumbent directors;

•	Oversees the annual board self-evaluation process; and

•	Reviews and approves transactions between General Mills and related persons.

Finance Committee

Number of meetings in fiscal 2018: Five

Functions:

•	Reviews financial policies and objectives, including capital allocation and dividend policy;

•	Reviews changes in our capital structure, including debt issuances, common stock sales, share repurchases and stock splits;

•	Reviews significant capital investments, acquisitions and divestitures;
•	Reviews the annual business plan and related financing implications; and

•	Reviews financial risk management strategies, including the use of derivatives.

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	25

CORPORATE GOVERNANCE

Public Responsibility Committee

Number of meetings in fiscal 2018: Two

Functions:

•	Reviews policies and procedures related to food safety;

•	Oversees public policy issues affecting General Mills, including nutrition, marketing and advertising;

•	Monitors our corporate social responsibility and sustainability strategies, plans, and objectives;
•	Evaluates our relationships with external constituencies and stakeholders, and oversees the reputation and standing of our corporate brand;

•	Reviews our policies governing political contributions and our record of contributions; and

•	Monitors our charitable giving and volunteer work.

Director Attendance

Directors are expected to attend all board and committee meetings, as well as the annual meetings of shareholders, absent exigent circumstances. With the exception of directors who were retiring, all of our directors in office at the time attended the 2017 Annual Meeting of Shareholders. During fiscal 2018, the board of directors met 9 times and various committees of the board met a total of 25 times. All directors attended at least 75 percent of the aggregate total meetings of the board and board committees on which they served during fiscal 2018.

Board Independence and Related Person Transactions

Director Independence Determination

The cornerstone of our corporate governance program is an independent and qualified board of directors. The board has established guidelines consistent with the current listing standards of the NYSE for determining director independence. You can find these guidelines in our corporate governance principles, which are posted on our website at www.generalmills.com in the Investors section.

Director affiliations are regularly reviewed to ensure there are no relationships that might impair a director’s independence. Transactions reviewed but deemed not to impair independence include: premiums for health insurance products and services paid by the company to Cigna Corporation and company debt securities and commercial paper held by Cigna Corporation, where Mr. Cordani serves as President and Chief Executive Officer; and company debt securities held by TIAA, where Mr. Ferguson serves as President and Chief Executive Officer. The board determined that these transactions were conducted in the ordinary course of our business, were not required to be disclosed under NYSE listing standards, and given the nature and amount of payments involved, did not create a material relationship that would impair either director’s independence.

Based on this review, the board has affirmatively determined that all non-employee directors are independent under our guidelines and as defined by NYSE listing standards. In addition, prior to their retirements or resignations in fiscal 2018, former directors Bradbury H. Anderson, Henrietta H. Fore, Robert L. Ryan and Dorothy A. Terrell were each independent under our guidelines and as defined by NYSE listing standards.

26	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE

Related Person Transaction Policy and Process

Our board of directors has adopted a written policy for reviewing and approving transactions between the company and its related persons, including directors, director nominees, executive officers, 5 percent shareholders and their immediate family members or affiliates. The policy applies to:

•	All financial transactions, arrangements or relationships involving more than $100,000;

•	Transactions in which the company, or one of its affiliates, is a participant; and

•	Transactions in which a related person could have a direct or indirect interest.

The policy does not apply to certain compensation payments that have been approved by the compensation committee or disclosed in the Proxy Statement, transactions that are available to all other shareholders or employees on the same terms, or transactions with an entity where the related person’s interest is only as a director or a less than 10 percent owner.

The board has delegated to our corporate governance committee the authority to review potential or existing related person transactions. The corporate governance committee will only approve or ratify those transactions that are determined to be consistent with the best interests of the company and its shareholders, and that comply with applicable policies, codes of conduct and legal restrictions.

Codes of Conduct for Directors and Employees

We have adopted a code of conduct applicable to all employees, including our principal executive officer, principal financial officer and principal accounting officer, and a code of conduct applicable to our directors. The codes of conduct promote a company culture based on ethical behavior, integrity and responsibility. They are available on our website at www.generalmills.com in the Responsibility section under “Ethics and Integrity” and the Investor section under “Corporate Governance.”

The audit committee of the board of directors has established procedures for employees, shareholders, vendors and others to communicate concerns about our ethical conduct or business practices, including accounting, internal controls or financial reporting issues, to the audit committee, which has responsibility for these matters.

Shareholder Director Nominations

The corporate governance committee is responsible for recommending candidates for election to our board of directors. For more information on overall board composition guidelines and selection criteria for individual directors, see Proposal Number 1 – Election of Directors beginning on page 7.

Shareholder Recommendations

The corporate governance committee will consider and evaluate shareholder-recommended candidates by applying the same criteria used to evaluate director-recommended candidates. If the corporate governance committee decides the candidate is suitable for board membership, the corporate governance committee will make a recommendation to the board of directors for its approval to include the candidate in the slate of directors nominated for election by shareholders in the Proxy Statement. During fiscal 2018, we received no director recommendations from our shareholders.

Shareholders who wish to suggest a candidate for our board of directors may submit a written recommendation to the Board of Directors, c/o Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440, along with the shareholder’s name, address and the number of General Mills shares beneficially owned; the name of the candidate being recommended and the number of General Mills shares beneficially owned by the candidate; the candidate’s biographical information describing experience and qualifications; a description

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	27

CORPORATE GOVERNANCE

of all agreements, arrangements or understandings between the shareholder and candidate being recommended; and the candidate’s consent to serve as a director, if elected. The corporate governance committee may request that the shareholder provide certain additional information. For the board to consider a candidate for nomination at the 2019 Annual Meeting, shareholders should submit the required information to the Corporate Secretary by the close of business on April 15, 2019.

Shareholder Nominations – Advance Notice

Under our by-laws, shareholders may also nominate a candidate for election at an annual meeting of shareholders. Our annual meeting typically will be held on the fourth Tuesday in September. Shareholders who intend to present a nomination at our 2019 Annual Meeting are required to notify the Corporate Secretary in writing and provide the information described in our by-laws no earlier than the close of business on May 28, 2019, and no later than the close of business on June 27, 2019. Director nominees submitted through this process will be eligible for election at the 2019 Annual Meeting, but will not be included in proxy materials sent to shareholders prior to the meeting.

Shareholder Nominations – Proxy Access

Under our by-laws, a shareholder, or a group of up to 20 shareholders, that has continuously owned for three years at least three percent of our outstanding common stock, generally may nominate and include in our proxy materials up to the greater of two directors or 20 percent of the number of directors in office as of the deadline for proxy access nominations. Shareholder(s) and nominee(s) must satisfy the requirements specified in the by-laws. For eligible shareholders to include in our proxy materials nominees for the 2019 Annual Meeting, proxy access nomination notices must be received by the Corporate Secretary no earlier than the close of business on March 16, 2019 and no later than the close of business on April 15, 2019. The notice must contain the information required by the by-laws. Our by-laws may be found on our website located at www.generalmills.com in the “Investors” section under “Corporate Governance.”

Communications with the Board

The board of directors welcomes comments and questions. Interested parties may directly contact any of our directors, any committee of the board, the board’s independent directors as a group, the Independent Lead Director or the board generally, by writing to them at General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440 or via e-mail at boardofdirectors@genmills.com. The board of directors has instructed the Corporate Secretary to distribute communications to the director or directors, after ascertaining whether the communications are appropriate to duties and responsibilities of the board. The board has requested that the Corporate Secretary not forward the following types of communications: general surveys and mailings to solicit business or advertise products; job applications or resumes; product inquiries or complaints; new product suggestions; or any material that is threatening, illegal or that does not relate to the responsibilities of the board.

28	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

DIRECTOR COMPENSATION

We structure director compensation to attract and retain qualified independent directors and to further align the interests of directors with the interests of shareholders. The compensation committee annually reviews surveys of independent director compensation trends and a competitive analysis of peer company practices prepared by the independent compensation consultant. The committee makes recommendations to the board of directors on compensation for our independent directors, including their retainers and annual equity awards. Each component of director compensation is described in this section.

Annual Retainers

•	Independent directors each receive an annual retainer of $75,000.

•

The Independent Lead Director receives an additional $30,000. The Independent Lead Director does not receive any additional fees for chairing a committee in addition to serving as the Independent Lead Director.

•	The chair of the audit committee and the chair of the compensation committee receive an additional
$20,000, chairs of the other committees receive an additional $15,000 and other audit committee members receive an additional $5,000.

•	We do not pay any additional fees for attending or chairing a meeting.

•	We pay annual retainers in quarterly installments. Directors can elect to have their retainers paid in cash or common stock.

Restricted Stock Units

•	Each independent director receives approximately $180,000 in restricted stock units (“RSUs”) upon attending his or her first board meeting and upon each re-election.

•	The number of RSUs is determined based on the closing price of our common stock on the NYSE on the date of the grant.
•	The RSUs generally vest at the next annual meeting of shareholders. Directors who leave the board prior to vesting forfeit their RSUs. In the event an active director dies, his or her RSUs fully vest.

•	RSUs earn amounts equivalent to the regular dividend payments on our common stock. Dividend equivalents will be paid only to the extent the underlying RSUs vest.

Stock Ownership Policy

A substantial portion of independent director compensation is linked to our stock performance, and directors can elect to receive their entire board remuneration in stock and stock-related compensation. Our policy requires that independent directors keep all of the shares that they receive as compensation until they own shares equal in market value to at least five times their annual retainer, excluding any fees for serving as Independent Lead Director, chairing a committee, or serving on the audit committee. As of July 27, 2018, all independent directors had met or exceeded these stock ownership requirements, except for Maria A. Sastre who joined the board in June 2018.

Deferred Compensation

•	Independent directors may defer their retainers and RSUs.

•

Their deferred cash accounts earn a monthly rate of return that tracks the investment return achieved under their selected investment funds, most of which are offered to participants in our 401(k) Plan. One of these funds tracks the return on our common stock, which further aligns directors’ interests with those of our shareholders. The value of deferred retainers paid in shares of our common stock and deferred restricted stock units also tracks our common stock performance.

•	Earnings credited are not above-market or preferential.

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	29

DIRECTOR COMPENSATION

Director Compensation for Fiscal 2018

The fiscal 2018 compensation of our independent directors is shown in the following table. Pro rata compensation is shown for Bradbury H. Anderson, Henrietta H. Fore, Robert L. Ryan and Dorothy A. Terrell who retired or resigned during fiscal 2018.

Name	Fees Earned or Paid in Cash(4) ($)	Stock Awards(5) ($)	Total ($)
Bradbury H. Anderson(1)	85,000	180,024	265,024
Alicia Boler-Davis	82,500	180,024	262,524
R. Kerry Clark	105,000	180,024	285,024
David M. Cordani	90,000	180,024	270,024
Roger W. Ferguson, Jr	86,250	180,024	266,274
Henrietta H. Fore(2)	45,000	180,024	225,024
Maria G. Henry	80,000	180,024	260,024
Heidi G. Miller	95,000	180,024	275,024
Steve Odland	90,000	180,024	270,024
Robert L. Ryan(3)	23,750	—	23,750
Eric D. Sprunk	80,000	180,024	260,024
Dorothy A. Terrell(3)	18,750	—	18,750
Jorge A. Uribe	75,000	180,024	255,024

(1)	Mr. Anderson resigned from the board effective April 9, 2018 resulting in the forfeiture of his stock award.

(2)	Ms. Fore resigned from the board effective December 31, 2017 resulting in the forfeiture of her stock award.

(3)	Mr. Ryan and Ms. Terrell retired from the board effective September 26, 2017.

(4)

Includes the annual retainer and additional fees for directors who serve as the Independent Lead Director, chair a committee or who serve on the audit committee. Retainers were paid in cash, except Mr. Cordani and Ms. Henry who each received their entire retainer in common stock (1,768 and 1,558 shares respectively), and Mr. Uribe who elected to receive his quarterly retainer in stock beginning in the second quarter of fiscal 2018 (1,137 shares). Shares issued in lieu of a cash retainer were valued at the closing sales price of our common stock on the NYSE on the quarterly retainer payment dates.

(5)

Includes the grant date fair value for 3,464 RSUs granted to each director upon re-election in fiscal 2018, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718). The grant date fair value is based on $51.97 per share, the closing price of our common stock on the NYSE on the grant date, September 26, 2017.

At fiscal year-end, each independent director had 3,464 unvested RSUs, except for Mr. Anderson and Ms. Fore who forfeited their unvested RSUs upon resignation from the board.

The independent directors’ equity awards are now delivered entirely in RSUs, though they continue to hold previously awarded stock options.

At fiscal year end, the total number of stock options held by each independent director was as follows: Mr. Clark 55,642; Ms. Miller 51,686; Mr. Odland 23,646; Mr. Ryan 51,686; and Ms. Terrell 16,452.

30	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

OWNERSHIP OF GENERAL MILLS COMMON STOCK BY DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table shows the amount of General Mills common stock beneficially owned by (a) each director and director nominee, (b) each named executive officer listed in the Summary Compensation Table, (c) all directors, director nominees and executive officers as a group and (d) each person or group owning more than 5 percent of our outstanding shares. Unless otherwise noted, all amounts are as of July 27, 2018, and the shareholders listed in the table have sole voting and investment power with respect to the shares owned by them.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares(1)		Exercisable Options(2)	Percent of Class
Richard C. Allendorf	36,648		56,916	*
Alicia Boler Davis	6,365		—	*
John R. Church	50,199	(3)	179,403	*
R. Kerry Clark	33,953		55,642	*
David M. Cordani	18,465		—	*
Roger W. Ferguson Jr.	9,603		—	*
Jeffrey L. Harmening	104,093	(4)	296,095	*
Maria G. Henry	11,851		—	*
Heidi G. Miller	69,091	(5)	51,686	*
Donal L. Mulligan	199,510	(6)	575,817	*
Jonathon J. Nudi	20,086		132,446	*
Steve Odland	119,847		23,646	*
Maria A. Sastre	—		—	*
Eric D. Sprunk	9,355		—	*
Jorge A. Uribe	8,637		—	*
All directors, nominees and executive officers as a group (23 persons)	1,118,069	(7)	2,381,104	*
BlackRock, Inc.	44,778,041	(8)	—	7.5
The Vanguard Group, Inc.	40,646,804	(9)	—	6.8
State Street Corporation	33,946,639	(10)	—	5.7

*	Indicates ownership of less than 1 percent of the total outstanding shares.

(1)	Includes:

•	Shares of our common stock directly owned;

•	Shares of our common stock allocated to participant accounts under our 401(k) Plan;

•

RSUs that vest within 60 days of July 27, 2018, as to which the beneficial owner currently has no voting or investment power: 3,464 RSUs for each independent director except Maria Sastre; and 31,176 RSUs for all directors, nominees and executive officers as a group; and

•

Stock units that have vested and been deferred, as to which the beneficial owner currently has no voting or investment power: 2,901 units for Ms. Boler-Davis; 20,066 units for Mr. Clark; 6,139 units for Mr. Ferguson Jr.; 63,997 units for Mr. Harmening; 39,245 units for Ms. Miller; 15,159 units for Mr. Mulligan; 14,132 units for Mr. Nudi; 45,178 units for Mr. Odland; 5,891 units for Mr. Sprunk; and 417,288 units for all directors, nominees and executive officers as a group.

(2)	Includes options that were exercisable on July 27, 2018 and options that become exercisable within 60 days of July 27, 2018.

(3)	Includes 27,978 shares held in individual trusts by either Mr. Church or his spouse, for which they serve as trustees, and 3,581 shares owned by Mr. Church’s spouse.

(4)	Includes 40,036 shares held in individual trusts by Mr. Harmening or his spouse, for which they serve as trustees.

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	31

OWNERSHIP OF GENERAL MILLS COMMON STOCK BY DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

(5)	Includes 26,382 shares owned jointly by Ms. Miller and her spouse.

(6)	Includes 179,899 shares owned jointly by Mr. Mulligan and his spouse.

(7)	Includes 300,040 shares held solely by, jointly by, or in trust for the benefit of family members.

(8)

Based on information contained in a Schedule 13G/A filed with the SEC on February 8, 2018 by BlackRock, Inc. and its subsidiaries (“BlackRock”), at 55 East 52nd Street, New York, New York 10055. The filing indicated that as of December 31, 2017, BlackRock had sole investment power over all of these shares, and sole voting power over 39,059,977 of these shares.

(9)

Based on information contained in a Schedule 13G/A filed with the SEC on February 9, 2018 by The Vanguard Group and its subsidiaries (“Vanguard”), at 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The filing indicated that as of December 31, 2017, Vanguard had sole investment power over 39,686,410 of these shares and shared investment power over 960,394 of these shares. The filing also indicated that as of December 31, 2017, Vanguard had sole voting power over 815,197 of these shares.

(10)

Based on information contained in a Schedule 13G filed with the SEC on February 14, 2018 by State Street Corporation and its subsidiaries (“State Street”), at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111. The filing indicated that as of December 31, 2017, State Street had shared investment power over all of these shares, and shared voting power over 33,850,737 of these shares and shared voting power over 163,866 of these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on a review of reports filed with the SEC by our directors and executive officers regarding their ownership and transactions in our common stock and written representations from those directors and officers, we believe that each director and executive officer has filed timely reports under Section 16(a) of the Securities Exchange Act of 1934 during fiscal 2018.

32	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

PROPOSAL NUMBER 2	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The board of directors unanimously recommends a vote FOR the resolution approving, on an advisory basis, the compensation of our named executive officers.

We provide our shareholders with an annual advisory vote on the compensation of our named executive officers. At the 2017 Annual Meeting, approximately 95 percent of the votes cast supported our executive compensation program.

Our compensation committee reviewed the results of the advisory vote and also considered feedback from several of our largest shareholders on our executive compensation program. The compensation committee recognizes that effective practices evolve, and the committee will continue to consider changes as needed to keep our executive compensation program competitive and tightly linked to performance.

Consistent with our shareholders’ preference and prevailing demand, we expect to hold an advisory vote on executive compensation every year. This year, we are asking shareholders to approve the following resolution:

RESOLVED, that the shareholders approve the compensation paid to the company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section, and the compensation tables and related narrative in the Executive Compensation section, of the Proxy Statement for the 2018 Annual Meeting of Shareholders.

The advisory vote will not be binding on the compensation committee or the board. However, they will carefully consider the outcome of the vote and take into consideration any specific concerns raised by investors when determining future compensation arrangements.

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	33

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section provides an overview of our compensation philosophy, the key elements of our executive compensation program, and the compensation actions for our named executive officers (“NEOs”) in the context of our company strategy and our fiscal 2018 performance.

Kendall J. Powell retired from the board and from his role as Chairman on December 31, 2017. The board elected Jeffrey L. Harmening to succeed Mr. Powell as Chairman effective January 1, 2018.

Fiscal 2018 Named Executive Officers

  Jeffrey L. Harmening, Chairman and Chief Executive Officer

  Donal L. Mulligan, Chief Financial Officer

  Jonathon J. Nudi, Group President, North America Retail

  Richard C. Allendorf, General Counsel and Secretary

  John R. Church, Chief Supply Chain and Global Business Solutions Officer

  Kendall J. Powell, Former Chairman

Existing Policies and Practices	✓	What we do:	×	What we don’t do:

✓  Significant alignment between pay and performance

✓  PSUs granted to all NEOs and other company officers

✓  Quantitative company performance measures

✓  Clawback policy

✓  Rigorous stock ownership requirements

✓  Tally sheets reviewed in connection with compensation decision making

✓  Annual risk assessment of pay programs

✓  Annual say-on-pay vote

✓  Direct engagement with shareholders

✓  Double-trigger change in control vesting provisions

✓  Fully independent compensation consultant

✓  Executive session at each compensation committee meeting

×  No employment contracts for NEOs

×  No officer or director hedging or pledging of company stock

×  No corporate aircraft

×  No excise tax gross up

×  No payment of dividend equivalents on unvested shares or options

34	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

Executive Summary

Our Business Strategies and Priorities

At General Mills we remain committed to our Consumer First strategy, and our focus is always on our consumers. This means working diligently to understand our consumers’ needs and adapting our portfolio of market-leading brands to deliver what they want. When we do this effectively, we are able to drive strong performance throughout our business.

In fiscal 2018 we established three global growth priorities that are critical to restoring sustainable topline growth for General Mills: (1) compete effectively across all brands and geographies with compelling innovation and consumer news; (2) accelerate our four differential growth platforms: Häagen-Dazs ice cream, snack bars, Old El Paso Mexican food and our portfolio of natural and organic food brands; and (3) reshape our portfolio for stronger growth through strategic acquisitions and divestitures.

Our long-term growth model is designed to achieve our goal of market-leading performance. We believe our businesses can generate low single-digit organic net sales growth, mid single-digit total segment operating profit growth on a constant-currency basis and high single-digit growth in adjusted diluted earnings per share on a constant-currency basis. Combined with a dividend yield between 2 and 3 percent, this performance should deliver double-digit returns to shareholders over the long term. We are strategically managing our topline growth with our focus on our Consumer First strategy while also working to expand our operating profit margin. We believe the combination of consumer-led sales growth and margin-enhanced earnings per share growth, while maintaining discipline on cash management, will drive top-tier performance for our shareholders over the long term.

Our executive compensation program and the compensation decisions of the compensation committee are closely aligned with the company’s business strategies, priorities and long-term growth model.

Performance Highlights for Fiscal 2018

Fiscal 2018 represented an important step in returning our business to sustainable topline growth. We made significant progress toward competing more effectively, with strong innovation, marketing, and in-store execution driving positive organic sales growth in each of our last three fiscal quarters. As a result, our full-year organic net sales growth finished ahead of our target and improved by 400 basis points versus the prior year. We developed strategic growth plans for our Accelerate businesses and began to execute against them in the latter part of the fiscal year. We also moved to reshape our portfolio for future growth with the acquisition of Blue Buffalo Pet Products, a fast-growing, highly profitable business that is leading the transformation of the U.S. pet food category. While our full-year profit results fell short of our initial plans, we finished fiscal 2018 delivering growth in net sales, total segment operating profit, adjusted operating profit margin and adjusted diluted EPS in the fourth quarter.

•	Net sales increased 1 percent, while organic net sales matched year-ago levels*.

•	Diluted earnings per share were $3.64 compared to $2.77 in fiscal 2017. Adjusted diluted earnings per share, which excludes certain items affecting comparability of results, increased one percent to $3.11. Excluding the impact of foreign exchange, adjusted diluted earnings per share essentially matched fiscal 2017 results*.

•

We maintained a disciplined focus on cash generation, resulting in significant growth in cash provided by operating activities and free cash flow*. In fiscal 2018, we returned $1.7 billion to shareholders through net share repurchases and dividends.

•

We generated substantial savings from Holistic Margin Management, our long-term initiative to manage costs and protect gross margin, and reached our expected annualized savings goal of $700 million in fiscal 2018, compared to the fiscal 2015 base, from recent restructuring actions. However, these results were not enough to offset heightened input cost inflation, increases in other costs impacting cost of sales, and higher merchandising expense.

•	We made investments to accelerate our differential growth platforms and expanded our capabilities in E-commerce and Strategic Revenue Management, which are critical to future growth.

*

Organic net sales, adjusted diluted earnings per share and free cash flow are non-GAAP measures. For more information on the use of non-GAAP measures in the Proxy Statement, and a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, see Appendix A.

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	35

EXECUTIVE COMPENSATION

Fiscal 2018 CEO Compensation Actions

Total direct compensation for our Chief Executive Officer (“CEO”) includes base salary, annual incentive and long-term incentives in the form of equity awards, including stock options, performance share units (“PSUs”) and restricted stock units (“RSUs”). For fiscal 2018, Mr. Harmening’s target opportunity for total direct compensation was designed to reflect his first year in the CEO role and was therefore set below the median value for CEOs at our peer group companies with the intention of increasing it over time as he matures in his role to more closely align with our peer group. Actual fiscal 2018 total direct compensation consisted of the base salary, long-term incentive awards granted at the beginning of the fiscal year, and the annual incentive award for fiscal 2018 performance, paid after the end of fiscal 2018.

•	Base Salary: At the beginning of the fiscal year, the board set Mr. Harmening’s base salary at $1,200,000.

•	Annual Incentive: The board set Mr. Harmening’s annual incentive target at 160% of base salary.

Mr. Harmening’s annual incentive payout is based 80% on company performance and 20% on individual performance. At the end of fiscal 2018, Mr. Harmening received an annual incentive award of $1,163,520, which was equal to 61% of his annual incentive award target, in line with fiscal 2018 company performance.

•

Long-Term Incentive: At the beginning of the fiscal year, Mr. Harmening’s target long-term incentive award value was set by the board. The grant date fair value of the fiscal 2018 long-term incentive was $4,669,713.

•

Performance Share Unit Three-Year Performance Achievement: The performance period for Mr. Harmening’s fiscal 2016 – fiscal 2018 PSUs was completed this year. The award achievement percentage for this tranche of PSUs was 66% of his PSU award target.

When Mr. Harmening was appointed to the role of Chairman, there were no changes to his compensation.

Compensation Philosophy

Our compensation program is designed to attract, motivate, reward and retain superior leaders who consistently pursue initiatives and execute strategies that contribute to strong company performance and total return to shareholders that are in the top tier of our industry. The compensation committee bases its compensation decisions on the following core principles:

•	Compensation design supports our strategy: Our compensation program is closely aligned with our long-term growth model and strategic priorities. Incentive performance measures closely track our externally communicated financial objectives, and long-term incentives create significant alignment between the interests of our executives and those of our shareholders.

•	Pay is performance-based: Approximately eighty to ninety percent of our NEOs’ compensation is at risk and variable based on the annual and long-term performance of the company.

36	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

•	Compensation opportunities are competitive: Given that the competition for talent in the consumer packaged goods industry is intense, the compensation opportunities for each NEO, based on time in role, have been designed to ensure that they are competitive with our industry peer group.

Significant Percentage of Executive Pay Is At Risk

Since executive compensation is paid principally in the form of annual and long-term incentive awards, a significant portion of executive pay is at risk and dependent on future company performance. The majority of the long-term incentive awards derive value directly from the company’s common stock price appreciation, which is, in most respects, a reflection of company performance and directly linked to shareholder returns. Stock option awards have no value if the company’s common stock price does not appreciate prior to expiration of the stock options. PSUs can be rendered worthless if performance for any three-year period is below threshold. The value of RSUs can decline significantly from the grant date if the company performs poorly and its common stock price falls. For the NEOs to earn the intended “target” compensation from these awards, the company must show sustained competitive performance on annual and three-year company performance measures.

CEO PAY MIX AT TARGET	OTHER NAMED EXECUTIVE OFFICER PAY AT TARGET

The pay mix represented above assumes total direct compensation equal to target pay opportunity.

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	37

EXECUTIVE COMPENSATION

Elements of Total Direct Compensation and Alignment with Performance Measures

The core elements of our NEOs’ compensation package consist of base salary, annual incentive and long-term incentive, which we refer to as Total Direct Compensation (“TDC”). Target pay opportunity for our NEOs is set so that performance targets and TDC are aligned with the median of our industry peer group.

Incentive awards are composed of a mix of cash, PSUs, stock options and RSUs. Each element of annual and long-term incentive compensation is tied to performance and closely linked to the goals from our long-term growth model, financial objectives and TSR.

Total Direct Compensation Element	Pay Element	Performance Measure	Strategy & Performance Alignment
Base Salary	Cash	✓ Individual performance and competency reflected in position of salary in relation to external market	✓ Reflects base salaries positioned within a reasonable range of market median based on individual performance and contributions
Annual Incentive	Cash-based award	Corporate Performance (80%) ✓ Organic net sales growth ✓ Total segment operating profit growth ✓ Adjusted diluted EPS growth Individual Performance (20%)

✓  Rewards and recognizes annual accomplishment of key financial objectives

✓  Corporate performance measures aligned with Long-Term Growth Model

✓  Corporate Performance Modifier (+/- 20%) may be used by the board to adjust for performance relative to peers

Long-Term Incentive		Three-year measurement period	✓ Performance metrics align with key elements for delivering growth and strong TSR
	Performance Share Units (1/3)	✓ Average organic net sales growth ✓ Cumulative free cash flow
	Stock Options (1/3)		✓ Ultimate value tied to stock price appreciation
	Restricted Stock Units (1/3)		✓ Ultimate value tied to TSR

Base Salary

Base salaries provide fixed income based on the duration, size, scope and complexity of each individual’s role. Base salary is the only fixed element of total direct compensation, and accordingly, is set within a reasonable range of median levels for similarly situated officers within the industry peer group and based on current and historical performance. With the guidance of the independent consultant, the full board for the CEO, and the compensation committee for the other NEOs, annually reviews potential adjustments to base salary to align with the market and for changes in responsibilities.

CEO Base Salary

The board took into account CEO median pay within our industry peer group, including for newly hired and internally promoted CEOs, when setting Mr. Harmening’s base salary for fiscal 2018.

38	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

Annual Incentive Award

The annual incentive plan rewards the achievement of annual company and individual performance objectives. Each NEO’s target opportunity for an annual incentive award is a percentage of base salary, which is expressed as a Target Incentive Percentage. Annual incentive awards can vary greatly from year to year based on achievement of the Annual Company Performance Measures, the NEO’s Individual Performance Rating, and company performance relative to peer companies. Annual incentive awards range from 0 percent to 200 percent of target, with a 100 percent award for on target performance.

Individual Target Incentive Percentage

In establishing the Target Incentive Percentage opportunities for the NEOs, our compensation committee and the board consider a number of factors,

including the NEO’s level of responsibility, tenure with the company and in a specific role, and other factors related to the scope of the NEO’s responsibilities.

Annual Company Performance Measures

Achievement on the Annual Company Performance Measures accounts for 80% of each NEOs Annual Incentive Award payout. For the Annual Company Performance Measures, the assessment of company performance for each year is based on goals set forth in the annual corporate operating plan that is approved by the board. The annual corporate operating plan aligns with our corporate strategy, long-term commitment to shareholders and expected performance in the industry. As a result, the goals established for our Annual Company Performance Measures are closely aligned with our operating plans and the financial objectives we communicate to investors at the beginning of the fiscal year. Annual Company Performance Measures for fiscal 2018 consisted of three equally-weighted measures: organic net sales growth; total segment operating profit growth (on a constant-currency basis); and adjusted diluted earnings per share growth (on a constant-currency basis).

To ensure that the Annual Company Performance measures are appropriately challenging, the compensation committee tests and evaluates the targets in the context of several factors, including:

•	Financial performance levels that are consistent with the achievement of our long-term goals for delivering top-tier shareholder returns.

•	The likelihood and probability of achieving various levels of performance based on historical results and industry dynamics.

•	The annual incentive metrics, program design and financial performance of peer companies.

•	Our expected performance relative to the peer group companies.

For fiscal 2018, the compensation committee set Annual Performance Measures that were challenging and robust within the context of our current business and industry dynamics and that were consistent with our operating plans. Following a challenging year in fiscal 2017 where we experienced declining sales in many of our businesses, our top priority for fiscal 2018 was to make significant progress in returning our business to sustainable topline growth. Our fiscal 2018 plans called for investment in new products and innovation to accelerate growth for businesses where we have positive momentum, and to improve our execution on those that underperformed expectations. We also planned for increased investment in growth-enhancing capabilities like E-commerce and Strategic Revenue Management. While we continued to pursue our Holistic Margin Management efforts and other cost-reduction initiatives, our lower growth in total segment operating profit and adjusted diluted earnings per share reflected the impact of input cost inflation and other cost headwinds as well as our increased investments in topline growth. The compensation committee approved the performance targets noted in the table below, as well as performance levels for threshold and maximum incentive payout. The targets were set at levels necessary to incent and reward management for meeting or exceeding the financial goals we communicated to shareholders for fiscal 2018.

The company’s performance against the Annual Company Performance Measures was lower than expected, resulting in an annual company performance achievement percentage for fiscal 2018 of 57%, meaningfully reducing the annual incentives paid to each NEO, which ranged from 61% to 69% of their annual incentive award targets.

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	39

EXECUTIVE COMPENSATION

FISCAL 2018 PERFORMANCE AGAINST ANNUAL PERFORMANCE GOALS

Annual Performance Measure(1) and Weighting	Target	Fiscal 2018 Incentive Performance(2)	Fiscal 2018 Performance Achievement
Organic Net Sales Growth (1/3)	-1.4%	-0.4%	119%
Total Segment Operating Profit Growth on a constant-currency basis (1/3)	1.1%	-6.2%	0%
Adjusted Diluted Earnings Per Share Growth on a constant-currency basis (1/3)	2.3%	-1.6%	51%
Annual Incentive Company Performance Achievement Percentage			57%

(1)

The Annual Company Performance Measures are non-GAAP Measures. For more information on the use of non-GAAP measures in the Proxy Statement and a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, see Appendix A.

(2)

Incentive performance is measured on a comparable basis and excludes the impact of changes in foreign currency exchange rates, acquisitions and divestitures completed during fiscal 2018, and income tax benefits from the Tax Cuts and Jobs Act as these items were not included in the annual operating plan or the performance targets approved by the board of directors and compensation committee at the beginning of the year.

Individual Performance Ratings

Individual Performance Ratings for our NEOs’ account for 20% of our NEOs Annual Incentive Award payout. NEO Individual Performance Ratings may range from Exceptional to Unsatisfactory. The ratings are based on the achievement of specific annual priorities, which include quantitative business performance measures and qualitative goals such as completion of strategic initiatives, quality of business plans, organizational development progress in important areas such as diversity and employee development and fulfillment of leadership expectations. The CEO establishes annual priorities for each of the NEOs, and the compensation committee approves the annual priorities for the CEO.

While quantitative business performance measures were generally lower in fiscal 2018, we achieved several qualitative goals, including: reshaping our portfolio through the acquisition and integration of Blue Buffalo; successfully transitioning Mr. Harmening to the role of Chairman and Chief Executive Officer; hiring key external talent and promoting talent from within to fill senior management positions, including a new Chief Marketing Officer, head of global e-commerce and head of strategic revenue management; and continuing our leadership on diversity and inclusion.

The board approves the rating for the CEO and the compensation committee approves the ratings for all other NEOs.

Company Performance Modifier

The compensation committee is provided with the discretion at the end of each fiscal year to determine whether a company performance modifier to the annual incentive payout is warranted based on relative performance versus our peers. Based on this assessment, the committee may increase or decrease each NEOs annual incentive payout by 20%. The primary purpose of the company performance modifier is to ensure that annual performance is assessed relative to peer company performance. No company performance modifier was applied for fiscal 2018.

40	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

Annual Incentive Award Calculation

The annual incentive award is subject to the terms of our Executive Incentive Plan and calculated according to the formula below for all NEOs other than our Chairman who received an annual incentive award based on specific priorities tied to his transitionary role and approved by the board. For fiscal 2018, our NEOs received annual incentive awards ranging from 61% to 69% of their annual incentive award targets.

The Individual Achievement and Business Achievement percentages can range from 0 – 200%.

CEO Annual Incentive Award

The annual incentive award granted to our CEO for fiscal 2018 performance is calculated below:

$1,200,000 X 160% X 80 % X 57% 46% =+ 20% X 75% = 15% + 0% = $1,163,520

2018 Annual Incentive earned was 61% of the targeted annual incentive award

Long-Term Incentive Award

The long-term incentive program rewards delivery of long-term shareholder value, and is designed to retain key talent. A significant portion of a NEO’s pay opportunity is provided through these awards, which consist of a balance of PSUs, stock options and RSUs.

Stock options and RSUs granted in fiscal 2018 have a four-year cliff vesting period from the grant date. PSUs granted in fiscal 2018 have three-year cliff vesting. All long-term awards are subject to our clawback policy. PSUs and RSUs earn dividend equivalents equal to regular dividends paid on our common stock, which are distributed only to the extent the underlying units vest. All long-term incentive awards granted in fiscal year 2018 were granted under the 2011 Stock Compensation Plan.

The long-term incentive award is granted according to the formula below for all NEOs other than our former Chairman who received an RSU award, prorated for time served, tied to his transitionary role and approved by the board.

CEO Long-term Incentive

Our long-term incentive is forward-looking and emphasizes future pay opportunity and retention. The long-term incentive award granted to our CEO at the beginning of fiscal 2018 is summarized below:

$4,669,713 = $1,500,005 PSUs + $1,669,669 Stock Options + $1,500,039 RSUs

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	41

EXECUTIVE COMPENSATION

Performance Share Units

PSUs are earned based on our future achievement of three-year company performance goals. The compensation committee sets these goals so that they are consistent with our long-range plan for the same period, comparing and adjusting them against actual five-year historical results within our industry peer group. Goals for the entire three-year performance period are set at the beginning of the period rather than at the start of each fiscal year. The PSUs awarded in fiscal 2018 are earned based on the company’s future achievement of three-year goals for average organic net sales growth and cumulative free cash flow.

Payouts can vary from zero to 150 percent of the target number of PSUs, based on results against the goals, a 25 percent payout representing threshold performance, a 100 percent payout representing target performance, and a 150 percent payout representing maximum performance.

Each PSU earned is settled with a share of the company’s common stock following the completion of the three-year performance period, except for the PSUs granted in fiscal 2015 and 2016 which are settled one year following the completion of the three-year performance period.

PSUs are designed to focus executives on equally weighted top-line and bottom-line operating metrics that drive shareholder value: average organic net sales growth and cumulative free cash flow, which is cash from operating activities less capital expenditures. As PSUs were first granted in fiscal 2016 to Mr. Harmening, we have now completed his first three-year performance period. The following table summarizes our company performance against the performance measures for the fiscal 2016 – fiscal 2018 PSUs.

Fiscal 2016-Fiscal 2018 PSU Measures and Weightings ($ in millions)	Target	Actual Performance(3)	Award Achievement %
Average Organic Net Sales Growth (50%)(1)	1.5%	-1.4%	0%
Cumulative Free Cash Flow (50%)(2)	$5,650	$6,009	132%
Fiscal 2016-Fiscal 2018 PSU Performance Achievement			66%

(1)	Organic Net Sales Growth: growth in sales for the company, excluding any impacts from acquisitions, divestitures, foreign currency exchange and the impact of a 53rd week in fiscal 2016.

(2)	Cumulative Free Cash Flow: cash generation performance measured by cash flow from operations, less capital expenditures.

(3)

Actual Performance: cumulative free cash flow has been adjusted for restructuring projects and acquisitions and divestitures not included in original targets. Average Organic Net Sales Growth and Cumulative Free Cash Flow are non-GAAP measures. For more information on the use of non-GAAP measures in the Proxy Statement, and a reconciliation of non-GAAP measures to the most comparable GAAP measures, see Appendix A.

Stock Options and Restricted Stock Units

Stock options and RSUs are subject to a four-year cliff vesting period from the grant date. The exercise price per share for stock options equals the closing price of our common stock on the NYSE on the grant date. The stock options generally expire 10 years and one month from the grant date.

Other Elements of Compensation

Retirement and Health Benefits

We provide competitive retirement security and health benefits. Our executives participate in the same benefit plans made available to U.S.-based salaried employees, including medical benefits, disability and life insurance, Pension Plan and Supplemental Retirement Plan (designed to restore contributions that otherwise would be lost because of limits in the Pension Plan), 401(k) Plan and Supplemental Savings Plan (designed to restore contributions that otherwise would be lost because of limits in the 401(k) Plan). See pages 52 – 54 for further details.

Perquisites

We provide our executives with limited perquisites in the form of a company automobile and a limited financial counseling benefit. See Perquisites and Other Personal Benefits on page 48.

42	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

Severance

We provide a Separation Pay and Benefits Program to attract and retain executives and to promote orderly succession for key roles. We do not have any employment contracts with our NEOs. See page 57 for further details.

The Compensation Process

Determining Executive Compensation

The compensation committee regularly assesses the effectiveness of the executive compensation program in driving performance, and it uses shareholder feedback, regulatory requirements and external trends to inform its decision making. Any changes are typically approved in June for the new fiscal year. For the CEO, the board reviews and approves the committee’s recommendations.

Each June, the board and compensation committee approve compensation for the CEO and the committee approves compensation for his direct reports, based on performance from the most recently completed fiscal year, and establishes goals for the upcoming one- and three-year performance periods. In approving compensation for the most recently completed fiscal year, the committee and the board primarily examine:

•	Company performance as measured by our Annual Company Performance Measures;

•	Competitive market data prepared by the independent compensation consultant;

•	Each director’s written evaluation of the CEO’s performance against his objectives, which were approved by the committee at the beginning of the fiscal year;

•	The recommendations of the CEO for the other executive officers;

•	Feedback from shareholders and the most recent say-on-pay vote;

•	Tally sheets of cumulative earnings and stock awards to provide context for annual actions.

Frederic W. Cook & Co., Inc., the committee’s independent compensation consultant, advises the compensation committee on executive and director compensation, but performed no other services for General Mills in fiscal 2018. The compensation committee actively works with the independent compensation consultant to formulate compensation recommendations for our CEO to be approved by the entire board. Management makes recommendations to the committee for the other executive officers, and the independent compensation consultant advises the committee on those recommendations.

The compensation committee has sole authority to retain or replace the independent compensation consultant, and the committee annually evaluates the engagement and assesses the consultant’s independence in accordance with the listing standards of the NYSE. Most recently, the committee determined that the engagement did not raise any conflict of interest. In reaching this conclusion, the compensation committee considered factors relevant to the consultant’s independence from management, including the six factors set forth in the NYSE listing standards.

In order to promote independent decision making on executive compensation matters, the compensation committee meets in executive session without management present at each meeting, often with the participation of the independent compensation consultant.

The Industry Peer Group

The compensation committee, with the assistance of management and the independent compensation consultant, annually evaluates our executive compensation program against similar programs within the consumer packaged goods industry peer group.

The compensation committee also annually conducts a comprehensive industry peer group review, with assistance from the independent compensation consultant. We did not have any changes to our industry peer group for fiscal 2018.

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	43

EXECUTIVE COMPENSATION

The compensation committee used the following selection criteria in determining our industry peer group:

•	Global, publicly traded consumer packaged goods companies within our sub-industries, as identified by the S&P Global Industry Classification System

•	Comparable scale and complexity of operations, as measured primarily by sales, market capitalization, total assets and total employees

•	Direct competitors for business, capital or industry talent

•	Continuous and transparent disclosure of business results and executive compensation

•	Continuity from year to year

OUR INDUSTRY PEER GROUP

Campbell Soup Co.	Dr. Pepper Snapple Group Inc.	Mondelēz International, Inc.
Clorox Co.	The Hershey Co.	Nestlé SA*
The Coca-Cola Co.	The J. M. Smucker Company	PepsiCo, Inc.
Colgate-Palmolive Co.	Kellogg Co.	The Procter & Gamble Company
Conagra Brands, Inc.	Kimberly-Clark Corp.	Reckitt Benckiser Group plc*
Danone Inc.*	The Kraft Heinz Company	Unilever NV*
*	Excluded from compensation comparisons due to lack of publicly available pay information.

How We Use Our Industry Peer Group

•	To assess pay levels and pay mix for executive officers

•	To evaluate total direct compensation for executive officers in comparable positions

•	To gauge relative financial performance and TSR

•	To evaluate annual and long-term incentive structure

•	To review governance and terms of incentive awards, including vesting and clawback provisions

•	To compare benefits, perquisites and severance

•	To review overall share usage and run rate

The compensation committee annually compares General Mills’ compensation under various performance scenarios versus industry peer group practices to ensure that our programs are competitive and that pay is commensurate with performance relative to the industry.

Key Policies – Supplemental Information

Significant Executive Investment in Company Stock

Long-term stock ownership is deeply engrained in our executive culture, and it reflects our executives’ strong commitment to the company’s success. Minimum ownership requirements are ten times salary for the CEO, five times salary for members of the CEO’s senior leadership team, and three times salary for all other corporate officers. Executives must hold 50 percent of net, after-tax shares that they receive pursuant to stock awards until they meet the ownership requirements. Stock ownership includes direct and indirect ownership, deferred stock units, unvested RSUs, and stock held in the 401(k) Plan. Given Mr. Harmening’s recent appointment to CEO and Mr. Nudi’s recent appointment to Group President, North America, they are currently below the ownership requirements.

44	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

STOCK OWNERSHIP FOR ACTIVE NAMED EXECUTIVE OFFICERS

Name	Required Base Salary Multiple	Shares Owned	Actual Base Salary Multiple
Jeffrey L. Harmening
Chairman and Chief Executive Officer	10x	188,058	7x
Donal L. Mulligan
Chief Financial Officer	5x	259,574	16x
Jonathon J. Nudi
Group President, North America Retail	5x	50,653	3x
Richard C. Allendorf
General Counsel and Secretary	5x	63,833	5x
John R. Church
Chief Supply Chain and Global Business Solutions Officer	5x	75,634	5x

Robust Clawback Policy

In the event the company is required to restate financial results due to fraud, intentional misconduct, gross negligence or otherwise, the compensation committee may adjust the future compensation, cancel outstanding stock or performance-based awards, or seek recoupment of previous awards from company officers whose conduct contributed significantly to such financial restatement. Also, the compensation committee may take these actions where it reasonably believes the company’s Employee Code of Conduct or the terms of a separation agreement have been violated.

Restrictions on Hedging or Pledging Company Stock

Executive officers and directors of the company are not permitted to use options, contracts or other arrangements to hedge their holdings of company stock. They are also prohibited from pledging company stock as security for loans.

Compensation that is Tax Deductible by the Company

Section 162(m) of the Internal Revenue Code denied tax deductions to public companies for compensation greater than $1 million paid in any tax year to covered executive officers unless the compensation was considered “qualified performance-based compensation.” New legislation eliminates the “qualified performance-based compensation” exception for tax years beginning after calendar year 2017. While the compensation committee considers tax deductibility as one of several relevant factors in determining compensation, it continues to retain the flexibility to design and maintain executive compensation arrangements it believes will attract and retain executive talent, even if such compensation is not deductible by the Company.

Our incentive compensation plans were designed to satisfy the “performance-based” exception described above; however, as noted above, this exception was eliminated effective for taxable years beginning after December 31, 2017. The recent tax legislation also expanded the group of executives covered by Section 162(m). Therefore, we expect that compensation paid to our covered executive officers in excess of $1 million in future tax years will not be deductible by the Company unless it qualifies for limited transition relief that applies to certain arrangements in place as of November 2, 2017.

Because of uncertainties in the application and interpretation of Section 162(m) in the absence of regulatory guidance, it is unclear whether awards paid in later years that were originally intended to qualify for the “performance-based” exception, or that were otherwise expected to be deductible prior to the recent tax legislation, will in fact be deductible. Nonetheless, as in prior years, the compensation committee believes that the tax deduction limitation imposed by Section 162(m) should not be permitted to compromise the ability to design and maintain executive compensation arrangements that will attract and retain executive talent. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that is not deductible for federal income tax purposes.

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	45

EXECUTIVE COMPENSATION

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended May 27, 2018.

SUBMITTED BY THE COMPENSATION COMMITTEE

David M. Cordani, Chair

Maria G. Henry

Steve Odland

Jorge A. Uribe

The following tables and accompanying narrative should be read in conjunction with the Compensation Discussion and Analysis. They present compensation for our CEO and CFO and each of the other three most highly-compensated executive officers active at the end of fiscal 2018 and for our former Chairman.

Summary Compensation Table

Name	Year	Salary ($)	Stock Award(1) ($)	Option Award(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earning(4) ($)	All Other Compensation(5) ($)	Total ($)
Jeffrey L. Harmening(9) Chairman and CEO	2018	1,200,000	3,000,044	1,669,669	1,163,520	853,731	86,651	7,973,615
	2017	775,000	1,500,029	992,182	317,750	969,256	73,888	4,628,105
	2016	650,000	844,800	419,044	760,500	822,309	78,873	3,575,526
Donal L. Mulligan CFO	2018	746,967	1,235,127	687,346	452,662	488,120	63,084	3,673,306
	2017	736,050	1,520,157	1,005,409	301,781	924,174	80,761	4,568,332
	2016	712,300	870,375	419,044	904,621	927,619	97,792	3,931,751
Jonathon J. Nudi Group President, North America Retail	2018	705,833	950,080	528,730	484,202	415,932	53,865	3,138,642

Richard C. Allendorf	2018	579,125	910,111	506,463	303,925	536,788	47,062	2,883,474
General Counsel & Secretary	2017	542,500	660,146	436,559	243,040	610,155	46,729	2,539,129
John R. Church	2018	648,250	550,052	306,108	341,663	350,767	51,606	2,248,446
Chief Supply Chain & GBS Officer	2017	577,767	660,146	436,559	212,618	705,548	57,987	2,650,625
	2016	559,100	521,146	251,423	568,046	738,290	69,955	2,707,960
Kendall J. Powell	2018	554,167	3,000,023	—	886,667	—	135,842	4,576,699
Former Chairman	2017	1,236,667	4,086,646	2,703,034	811,253	161,814	165,110	9,164,524
	2016	1,206,500	3,423,719	1,796,295	2,258,568	2,124,905	187,903	10,997,890

Footnotes to the Summary Compensation Table:

(1)

2018 amounts reported for stock awards represent the aggregate grant date fair value of RSUs and PSUs awarded to the NEOs in fiscal 2018. RSUs awarded to the NEOs have four-year cliff vesting, and PSUs awarded to the NEOs have a three-year performance period (fiscal 2018-2020). Grant date fair value is calculated in accordance with FASB ASC Topic 718. The grant date fair value of each stock award equals the closing price of our common stock on the NYSE on the grant date ($55.52 for RSUs and $55.20 for PSUs in fiscal 2018, $66.52 for RSUs and $72.02 for PSUs in fiscal 2017, and $55.72 for RSUs and $56.96 for PSUs in fiscal 2016). The values shown have not been adjusted to reflect that these units are subject to forfeiture. The PSU value assumes target performance over the performance period and is consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

46	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

The following table reflects the value at grant date of the 2018 PSU awards at minimum, threshold, target, and maximum performance levels

GRANT DATE VALUE OF 2018 PERFORMANCE SHARE UNITS

	At Minimum 0% ($)	At Threshold 25% ($)	At Target 100% ($)	At Maximum 150% ($)
Jeffrey L. Harmening	0	375,029	1,500,005	2,250,007
Donal L. Mulligan	0	154,394	617,578	926,366
Jonathon J. Nudi	0	118,790	475,051	712,577
Richard C. Allendorf	0	113,767	455,069	682,603
John R. Church	0	68,779	275,006	412,510

(2)

2018 amounts reported for option awards represent the grant date fair value of options awarded to the NEOs in fiscal 2018. Stock options awarded to the NEOs in fiscal 2018 have four-year cliff vesting. The grant date fair value of options calculated in accordance with FASB ASC Topic 718 equals $6.18 per share (fiscal 2018), $8.80 per share (fiscal 2017), and $7.24 per share (fiscal 2016), based on our Black-Scholes option pricing model. The following assumptions were used in the fiscal 2018 calculation: expected term of 8.2 years; dividend yield of 3.6 percent annually; dividend growth rate of 6.4 percent annually; a risk-free interest rate of 2.2 percent; and expected price volatility of 15.8 percent. Fiscal 2017 and 2016 assumptions are listed in our proxy statements for those years. The values shown have not been adjusted to reflect that these options are subject to forfeiture.

(3)

As described in the “Annual Incentive Award” section of the Compensation Discussion and Analysis on pages 39-41, the amounts reported reflect annual incentive awards earned for performance under the Executive Incentive Plan for fiscal 2018, 2017 and 2016.

(4)	Includes the annual increase in the actuarial present value of accumulated benefits under our Pension Plan and Supplemental Retirement Plan.

There have been no enhanced pension benefits delivered to our NEOs via a change in plan design over the last three fiscal years. Reasons for the increases relate to additional service, aging and increases in “Final Average Earnings” as defined in the Pension Benefits section.

(5)	All Other Compensation for fiscal 2018 includes the following amounts:

Name	Contributions to Retirement Savings Plans(6) ($)	Perquisites and Other Personal Benefits(7) ($)	Total ($)
Jeffrey L. Harmening	47,443	39,208	86,651
Donal L. Mulligan	42,359	20,725	63,084
Jonathon J. Nudi	28,488	25,377	53,865
Richard C. Allendorf	26,472	20,590	47,062
John R. Church	30,987	20,619	51,606
Kendall J. Powell	67,764	68,078	135,842

(6)

Includes the company’s fixed and variable contributions during fiscal 2018 to the 401(k) Plan, the Supplemental Savings Plan and the Deferred Compensation Plan. Contributions to the Deferred Compensation Plan are made as if these amounts had been contributed to the 401(k) Plan and the Supplemental Savings Plan. For more information on the terms of the contributions, see Other Retirement Savings Plans.

CONTRIBUTIONS TO RETIREMENT SAVINGS PLANS

Name	Matching Contributions to Deferred Compensation ($)	Matching Contributions to 401(k) Plan ($)	Contributions to Supplemental Savings Plan ($)	Total ($)
Jeffrey L. Harmening	1,700	8,250	37,493	47,443
Donal L. Mulligan	—	8,250	34,109	42,359
Jonathon J. Nudi	—	8,250	20,238	28,488
Richard C. Allendorf	—	8,312	18,160	26,472
John R. Church	—	9,081	21,906	30,987
Kendall J. Powell	—	—	67,764	67,764

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	47

EXECUTIVE COMPENSATION

(7)	Includes the following perquisites and other personal benefits for fiscal 2018:

PERQUISITES AND OTHER PERSONAL BENEFITS

Name	Personal Use of Executive Car(8) ($)	Financial Counseling ($)	Total ($)
Jeffrey L. Harmening	13,652	25,556	39,208
Donal L. Mulligan	12,329	8,396	20,725
Jonathon J. Nudi	11,154	14,223	25,377
Richard C. Allendorf	12,590	8,000	20,590
John R. Church	15,619	5,000	20,619
Kendall J. Powell	38,078	30,000	68,078

(8)

Includes the annual taxable value of the vehicle according to Internal Revenue Service regulations plus the applicable Internal Revenue Service rate per mile to cover maintenance charges. For Mr. Powell this amount also includes a $17,948 discount on his purchase of his company automobile, which was a percentage of wholesale value based on years of service.

(9)	Mr. Powell retired as Chairman and Mr. Harmening succeeded him in that role effective January 1, 2018. There were no changes to Mr. Harmening’s compensation as a result of his appointment as Chairman.

Grants of Plan-Based Awards for Fiscal 2018

					Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date		Award Type		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey L. Harmening			Cash	(1)	541,440	1,920,000	3,840,000	—	—	—	—	—	—	—
	6/27/2017	(2)	RSU		—	—	—	—	—	—	27,018	—	—	1,500,039
	8/1/2017	(3)	PSU		—	—	—	6,794	27,174	40,761	—	—	—	1,500,005
	6/27/2017	(4)	Options		—	—	—	—	—	—	—	270,173	55.52	1,669,669
Donal L. Mulligan			Cash	(1)	210,645	746,967	1,493,933	—	—	—	—	—	—	—
	6/27/2017	(2)	RSU		—	—	—	—	—	—	11,123	—	—	617,549
	8/1/2017	(3)	PSU		—	—	—	2,797	11,188	16,782	—	—	—	617,578
	6/27/2017	(4)	Options		—	—	—	—	—	—	—	111,221	55.52	687,346
Jonathon J. Nudi			Cash	(1)	152,460	705,833	1,411,667	—	—	—	—	—	—	—
	6/27/2017	(2)	RSU		—	—	—	—	—	—	8,556	—	—	475,029
	8/1/2017	(3)	PSU		—	—	—	2,152	8,606	12,909	—	—	—	475,051
	6/27/2017	(4)	Options		—	—	—	—	—	—		85,555	55.52	528,730
Richard C. Allendorf			Cash	(1)	130,651	463,300	926,600	—	—	—	—	—	—	—
	6/27/2017	(2)	RSU		—	—	—	—	—	—	8,196	—	—	455,042
	8/1/2017	(3)	PSU		—	—	—	2,061	8,244	12,366	—	—	—	455,069
	6/27/2017	(4)	Options		—	—	—	—	—	—	—	81,952	55.52	506,463
John R. Church			Cash	(1)	158,992	563,800	1,127,600	—	—	—	—	—	—	—
	6/27/2017	(2)	RSU		—	—	—	—	—	—	4,954	—	—	275,046
	8/1/2017	(3)	PSU		—	—	—	1,246	4,982	7,473	—	—	—	275,006
	6/27/2017	(4)	Options		—	—	—	—	—	—	—	49,532	55.52	306,108
Kendall J. Powell			Cash	(1)	0	886,667	1,773,333	—	—	—	—	—	—	—
	6/27/2017	(2)	RSU		—	—	—	—	—	—	54,035	—	—	3,000,023
	8/1/2017	(3)	PSU		—	—	—	—	—	—	—	—	—	—
	6/27/2017	(4)	Options		—	—	—	—	—	—	—	—	55.52	—

(1)

Annual Incentive Awards for Fiscal 2018 Performance: Cash. Includes the potential range of 2018 annual incentive awards as described in the Compensation Discussion and Analysis. The actual amount earned for fiscal 2018 performance is reported under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(2)	Long-Term Incentive Awards: Restricted Stock Units. Includes RSUs granted in fiscal 2018 under the 2011 Stock Compensation Plan.

(3)

Long-Term Incentive Awards: Performance Share Units. Includes PSUs that will be paid out based on a fiscal 2018-2020 performance period under the 2011 Stock Compensation Plan as described in the Compensation Discussion & Analysis.

(4)	Long-Term Incentive Awards: Options. Includes options granted in fiscal 2018 under the 2011 Stock Compensation Plan.

48	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

Information on the terms of these awards are described under “Elements of Total Direct Compensation” in the Compensation Discussion and Analysis. See Potential Payments Upon Termination or Change in Control for a discussion of how equity awards are treated under various termination scenarios.

The following table summarizes the outstanding equity awards as of May 27, 2018 for each of the NEOs.

Outstanding Equity Awards at 2018 Fiscal Year-End

			Option Awards				Stock Awards
Name	Vesting Date(1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Market Value of Shares or Units That Have Not Vested(2) ($)
Jeffrey L. Harmening	6/24/2018						12,012	$512,192
	6/24/2018						1,805	$76,965
	6/30/2019						5,788	$246,800
	6/30/2019						2,972	$126,726
	6/30/2019	*					4,345	$185,271
	6/21/2020						11,275	$480,766
	7/15/2019								10,414	$444,053
	6/27/2021						27,018	$1,152,048
	8/1/2020								27,174	$1,158,699
	6/23/2012		55,260	—	$31.70	7/23/2018
	6/29/2013		61,294	—	$27.92	7/29/2019
	6/28/2014		45,397	—	$37.40	7/28/2020
	6/28/2015		44,147	—	$37.21	7/28/2021
	6/26/2016		47,306	—	$38.15	7/26/2022
	6/25/2017		37,895	—	$48.33	7/25/2023
	6/24/2018		0	60,056	$53.70	7/24/2024
	6/30/2019		0	57,879	$55.72	7/30/2025
	6/21/2020		0	112,748	$66.52	7/21/2026
	6/27/2021		0	270,173	$55.52	7/27/2027
Donal L. Mulligan	6/24/2019	*					13,967	$595,553
	6/24/2018						12,012	$512,192
	6/24/2018						3,147	$134,188
	6/30/2019						3,102	$132,269
	6/30/2019						5,788	$246,800
	6/30/2019	*					4,345	$185,271
	6/21/2020						11,426	$487,205
	7/15/2019								10,554	$450,023
	6/27/2021						11,123	$474,285
	8/1/2020								11,188	$477,056
	6/29/2013		120,722	—	$27.92	7/29/2019
	6/28/2014		126,337	—	$37.40	7/28/2020
	6/28/2015		98,764	—	$37.21	7/28/2021
	6/26/2016		88,467	—	$38.15	7/26/2022
	6/25/2017		81,471	—	$48.33	7/25/2023
	6/24/2018		0	60,056	$53.70	7/24/2024
	6/30/2019		0	57,879	$55.72	7/30/2025
	6/21/2020		0	114,251	$66.52	7/21/2026
	6/27/2021		0	111,221	$55.52	7/27/2027

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	49

EXECUTIVE COMPENSATION

			Option Awards				Stock Awards
Name	Vesting Date(1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Market Value of Shares or Units That Have Not Vested(2) ($)
Jonathon J. Nudi	6/24/2018						1,047	$44,644
	6/24/2018						3,212	$136,960
	6/30/2019						1,458	$62,169
	6/30/2019						3,859	$164,548
	6/21/2020						4,210	$179,514
	7/15/2019								3,888	$165,784
	6/27/2021						8,556	$364,828
	8/1/2020								8,606	$366,960
	6/29/2013		25,586	—	$27.92	7/29/2019
	6/28/2014		18,951	—	$37.40	7/28/2020
	6/28/2015		26,409	—	$37.21	7/28/2021
	6/26/2016		23,656	—	$38.15	7/26/2022
	6/25/2017		21,785	—	$48.33	7/25/2023
	6/24/2018		0	16,059	$53.70	7/24/2024
	6/30/2019		0	19,293	$55.72	7/30/2025
	6/21/2020		0	42,093	$66.52	7/21/2026
	6/27/2021		0	85,555	$55.52	7/27/2027
Richard C. Allendorf	6/24/2018						1,682	$71,720
	6/24/2018						677	$28,867
	6/30/2019						3,095	$131,971
	6/30/2019						1,009	$43,024
	6/30/2019	*					2,325	$99,138
	6/21/2020						4,961	$211,537
	7/15/2019								4,584	$195,462
	6/27/2021						8,196	$349,477
	8/1/2020								8,244	$351,524
	6/23/2012		4,558	—	$31.70	7/23/2018
	6/29/2013		5,054	—	$27.92	7/29/2019
	6/28/2014		13,897	—	$37.40	7/28/2020
	6/28/2015		10,864	—	$37.21	7/28/2021
	6/26/2016		9,731	—	$38.15	7/26/2022
	6/25/2017		8,962	—	$48.33	7/25/2023
	6/24/2018		0	8,408	$53.70	7/24/2024
	6/30/2019		0	30,950	$55.72	7/30/2025
	6/21/2020		0	49,609	$66.52	7/21/2026
	6/27/2021		0	81,952	$55.52	7/27/2027
John R. Church	6/24/2018						7,144	$304,620
	6/24/2018						1,779	$75,857
	6/30/2019						3,473	$148,089
	6/30/2019						1,840	$78,458
	6/30/2019	*					2,608	$111,205
	6/21/2020						4,961	$211,537
	7/15/2019								4,584	$195,462
	6/27/2021						4,954	$211,239
	8/1/2020								4,982	$212,432
	6/28/2015		52,812	—	$37.21	7/28/2021
	6/26/2016		47,306	—	$38.15	7/26/2022

50	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

			Option Awards				Stock Awards
Name	Vesting Date(1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Market Value of Shares or Units That Have Not Vested(2) ($)
	6/25/2017		43,565	—	$48.33	7/25/2023
	6/24/2018		0	35,720	$53.70	7/24/2024
	6/30/2019		0	34,727	$55.72	7/30/2025
	6/21/2020		0	49,609	$66.52	7/21/2026
	6/27/2021		0	49,532	$55.52	7/27/2027
Kendall J. Powell	6/24/2018						25,744	$1,097,724
	6/24/2018						7,953	$339,116
	6/24/2018	*					8,082	$344,616
	6/30/2019						24,811	$1,057,941
	6/30/2019						7,784	$331,910
	6/30/2019	*					18,627	$794,255
	6/21/2020						30,717	$1,309,773
	7/15/2020								28,372	$1,209,782
	6/27/2021						54,035	$2,304,052
	6/23/2012		483,788	—	$31.70	7/23/2018
	6/29/2013		536,612	—	$27.92	7/29/2019
	6/28/2014		457,340	—	$37.40	7/28/2020
	6/28/2015		357,525	—	$37.21	7/28/2021
	6/26/2016		320,249	—	$38.15	7/26/2022
	6/25/2017		294,926	—	$48.33	7/25/2023
	6/24/2018		0	257,439	$53.70	7/24/2024
	6/30/2019		0	248,107	$55.72	7/30/2025
	6/21/2020		0	307,163	$66.52	7/21/2026

(1)

Options and RSUs vest 100 percent four years after the grant date, except that the asterisked awards (*) vest 100 percent five years after the grant date, subject to a three-year minimum active service requirement. PSUs vest three years after the grant date, to the extent they are earned based on a three-year performance period. Except that the asterisked awards (*) vest four years after the grant date.

(2)

Market value of unvested RSUs and PSUs equals the closing price of our common stock on the NYSE at fiscal year-end ($42.64) multiplied by the number of units. Includes PSUs for NEOs that were direct reports of the CEO at the time of grant and that are eligible to vest in June 2019 based on performance for the fiscal 2016-2018 performance period.

(3)	Includes PSUs for fiscal 2017-2019 and fiscal 2018-2020 performance periods for all NEOs. All PSUs are valued at the target award level.

The following table summarizes the option awards exercised and RSUs vested during fiscal 2018 for each of the NEOs.

Option Exercises and Stock Vested for Fiscal 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Jeffrey L. Harmening	23,500	319,835	23,593	1,286,792
Donal L. Mulligan	108,840	2,780,862	22,073	1,234,764
Jonathon J. Nudi	—	—	15,450	894,284
Richard C. Allendorf	8,710	215,616	2,751	153,891
John R. Church	—	—	11,451	640,569
Kendall J. Powell	—	—	73,198	4,094,696

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	51

EXECUTIVE COMPENSATION

(1)	Value realized equals the closing price of our common stock on the NYSE at exercise, less the exercise price, multiplied by the number of shares exercised.

(2)	Value realized equals the closing price of our common stock on the NYSE on the vesting date multiplied by the number of shares vested.

Pension Benefits

The company maintains two defined benefit pension plans that include NEOs:

•

The General Mills Pension Plan (“Pension Plan”) is a tax-qualified plan available generally to non-union employees in the United States that provides benefits based on a formula that yields an annual amount payable over the participant’s life.

•

The Supplemental Retirement Plan of General Mills, Inc. (“Supplemental Retirement Plan”) provides benefits based on the Pension Plan formula in excess of the Internal Revenue Code limits placed on annual benefit amounts and annual compensation under the Pension Plan. The Supplemental Retirement Plan also provides benefits based on the Pension Plan formula that is attributable to deferred compensation.

The following table shows present value of accumulated benefits that NEOs are entitled to under the Pension Plan and Supplemental Retirement Plan.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year(3) ($)
Jeffrey L. Harmening(5)	Pension Plan	23.8710	922,582	—
	Supplemental Retirement Plan	23.8710	3,938,460	—
Donal L. Mulligan(4)	Pension Plan	19.7500	969,613	—
	Supplemental Retirement Plan	19.7500	6,151,433	—
Jonathon J. Nudi(5)	Pension Plan	25.0296	845,457	—
	Supplemental Retirement Plan	25.0296	1,861,919	—
Richard C. Allendorf(4)	Pension Plan	19.4785	971,929	—
	Supplemental Retirement Plan	19.4785	1,769,741	—
John R. Church(5)	Pension Plan	29.8334	1,187,288	—
	Supplemental Retirement Plan	29.8334	4,305,392	—
Kendall J. Powell(6)	Pension Plan	38.3656	1,671,863	45,651
	Supplemental Retirement Plan	38.3656	27,041,834	66,615

(1)	Number of years of credited service equals number of years of actual service.

(2)	Actuarial present value is based on assumptions and methods used to calculate the benefit obligation under standards established by the Financial Accounting Standards Board, including:

•	Discount rate equal to a weighted average of 4.24 percent as of the end of fiscal 2018;

•	Mortality rates based on the RP2014 Mortality Table with White Collar adjustment and MP2017 generational projection;

•	Single life annuity payments;

•	Age 62 (unreduced benefit retirement age), discounted to current age; and

•	No pre-retirement decrements or future increases in pay, service or legislated limits.

(3)

In accordance with Section 409A of the Internal Revenue Code, “specified employees,” including the NEOs, must wait six months from their termination date to begin payment of any Supplemental Retirement Plan benefit accrued after December 31, 2004 and to receive a distribution of their Supplemental Savings Plan account.

(4)	NEO is eligible for early retirement under both the Pension Plan and the Supplemental Retirement Plan.

(5)

NEO is not eligible for early retirement but currently qualifies for enhanced early retirement reductions under the “Rule of 70,” as described in this section, under both the Pension Plan and the Supplemental Retirement Plan.

(6)	Payments in fiscal 2018 for Mr. Powell are a result of his retirement from General Mills as of December 31, 2017.

52	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

The Pension Plan and Supplemental Retirement Plan formulas provide an annual benefit amount equal to 50 percent of Final Average Earnings less 50 percent of the Social Security benefit, prorated for benefit service of less than 30 years, as discussed in this section. Final Average Earnings are the greater of (a) average of the highest five full calendar years of compensation recognized under the Plans, and (b) amount in (a) increased by compensation in the partial year of termination and decreased by the same ratio of compensation for lowest year in average. The Supplemental Retirement Plan formula replaces (b) with the final 60 months of compensation. Final Average Earnings generally approximate the salary and non-equity incentive plan compensation reported in the Summary Compensation Table.

Early retirement benefits are available after attaining age 55 and five years of eligibility service. The Final Average Earnings portion of the benefit calculation is reduced by 2 percent per year for the first three years and by 4 percent per year for each year thereafter by which commencement precedes age 62. The Social Security offset portion of the benefit calculation is reduced by 5/9 of a percent for each of the first 36 months by which commencement precedes age 65. In addition, a temporary early retirement supplement equal to the reduced social security benefit is payable to age 62. This social security supplement is not available to those hired after January 1, 2005 or to those under the age of 50 as of June 1, 2012.

Employees hired prior to January 1, 2005 that terminate prior to early retirement eligibility and whose age plus years of eligibility service is greater than or equal to 70 at termination (“Rule of 70”), can commence retirement benefits as early as age 55 with early commencement reductions that are somewhat less favorable than those eligible for early retirement. Other terminations that occur prior to early retirement or Rule of 70 eligibility are eligible to commence benefits as early as age 55 with reductions that are closer to actuarial equivalence.

The Supplemental Retirement Plan provides additional supplemental pension benefits to involuntarily terminated participants in the Executive Incentive Plan if the sum of their age and years of service as of December 31, 2017 equals or exceeds 75 and they are not retirement eligible. They receive a supplemental retirement benefit equal to the difference between their vested deferred pension benefit and a benefit determined under the early retirement provisions of the Pension Plan.

All distributions under the Pension Plan and Supplemental Retirement Plan are payable in cash. There are no provisions in either Plan that allow for additional years of service above the service actually earned by a participant.

The normal form of payment under the Pension Plan for unmarried participants is a “Single Life Pension,” which provides for monthly payments for the participant’s lifetime, and for married participants, a “Joint and 50 percent to Survivor Pension,” which provide for monthly payments for the participant’s lifetime and, after the participant’s death, to the participant’s designated joint pensioner for his or her lifetime in 50 percent of the amount. Additional forms of payment are a “Joint and 75 percent to Survivor Pension” and a “Joint and 100% to Survivor Pension,” which provide for monthly payments for the participant’s lifetime and, after the participant’s death, to the participant’s designated joint pensioner for his or her lifetime in 75 percent or 100 percent of the same amount, respectively, and a “Life Annuity with Ten Year Certain,” which provides for a pension payable for the participant’s lifetime, provided that if the participant dies before 120 monthly pension payments have been made, monthly payments will continue to the participant’s beneficiary until a total of 120 payments have been made.

The normal form of payment under the Supplemental Retirement Plan for unmarried participants is a “Single Life Pension,” and for married participants, a “Joint and 100% to Survivor Pension.” A “Joint and 50% to Survivor Pension” is also available.

Other Retirement Savings Plans

In addition to the Pension Plan and Supplemental Retirement Plan (both defined benefit plans), the company also offers the General Mills 401(k) Plan (“401(k) Plan”), a qualified plan available generally to employees in the United States, and the Supplemental Savings Plan of General Mills, Inc. (“Supplemental Savings Plan”), a non-qualified plan. The 401(k) Plan provides for participant contributions, together with a company match. Company contributions that cannot be deposited in the 401(k) Plan due to deferred compensation or federal limitations on contributions to qualified plans are credited to the Supplemental Savings Plan for eligible participants.

For the NEOs and other U.S. salaried employees hired before June 1, 2013, participant contributions to the 401(k) Plan can be matched up to 6 percent of earnable compensation subject to Internal Revenue Code limits. The company match has fixed and variable components. The fixed match is 50 percent on the first

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	53

EXECUTIVE COMPENSATION

6 percent of pay. In addition, the company at its discretion may add up to another 50 percent on the first 6 percent of pay after the close of each fiscal year, as an annual variable match.

U.S. salaried employees hired on or after June 1, 2013 and U.S. non-union production employees hired on or after January 1, 2018 receive enhanced retirement benefits through the 401(k) Plan and the Supplemental Savings Plan, instead of participating in the Pension Plan and Supplemental Retirement Plan. This enhanced plan will also be provided to all non-union employees effective January 1, 2028, after the pension freeze has become effective. This program is made up of two parts – company match and an annual company contribution. The company match is 100 percent on the first 4 percent of pay and 50 percent on the next four percent of pay. This program does not have a discretionary variable match. In addition to the company match, there is an annual company contribution up to 5 percent of pay based on age plus service points.

The contributions to the 401(k) Plan and Supplemental Savings Plan for the NEOs for fiscal 2018 are reported in the Summary Compensation Table and reflect 50 percent of the maximum annual contribution available. This contribution was granted to eligible 401(k) Plan participants in light of the company’s fiscal 2018 performance. Distributions from the 401(k) Plan are permitted upon the earlier of termination or age 59.5. Distributions from the Supplemental Savings Plan are made in the calendar year following termination.

Nonqualified Deferred Compensation

Our Deferred Compensation Plan is a non-qualified plan that provides most of our executives, including the NEOs, with the opportunity to defer up to 50 percent of base salary, 90 percent of annual incentive awards and 100 percent of RSUs. The CEO can defer up to 100 percent of his base salary, less tax withholding.

Participants’ deferred cash accounts earn a daily rate of return that tracks the investment return achieved under participant-selected investment funds, all of which are offered to participants in our 401(k) Plan. Here are the investment funds that were available for the full fiscal year and their rates of return for fiscal 2018: Stable Value Fund (1.8%); Core Bond Fund (-0.4%); Diversified U.S. Equity Fund (16.7%); Diversified U.S. Equity Index Fund (15.0%); Diversified International Equity Fund (11.0%); Diversified International Equity Index Fund (10.5%); Company Stock Fund (-22.5%); Multi-Asset Class Fund (9.6%).

Participants are able to change their investment mix on a daily basis. RSUs in participants’ deferred stock accounts earn dividend equivalents equal to regular dividends paid on our common stock. These dividend equivalents are credited to the accounts or paid to the participants. Dividend equivalents credited to each account are used to “purchase” additional stock units for the account at a price equal to the closing price of our common stock on the NYSE on the dividend payment date.

For participants who elected to defer their incentive stock awards (awarded under our legacy annual incentive program), we credit deferred accounts at the time of vest equal to the value of the contributions that we would have otherwise made to the participants’ 401(k) Plan and Supplemental Savings Plan accounts if the participants had not deferred these awards.

54	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

At the time of the deferral election, participants must also select a distribution date and form of distribution. Participants must start receiving distributions from deferred accounts no later than age 70. Furthermore, in the case of deferred cash, participants may not receive distributions for at least one year following the date on which the cash otherwise would have been paid out. In the case of deferred equity awards, participants may not receive shares of common stock in place of stock units for at least one year following the vesting date of the award. Participants may elect to receive distributions in a single payment or up to ten annual installments.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions(3) ($)	Aggregate Balance at Last FYE ($)
Jeffrey L. Harmening	1,721,267	1,700	(396,367)	—	4,372,531
Donal L. Mulligan	318,211	—	1,038,891	—	9,365,899
Jonathon J. Nudi	571,566	—	(150,590)	—	420,976
Richard C. Allendorf	—	—	2,902	—	161,708
John R. Church	—	—	—	—	—
Kendall J. Powell	224,200	—	333,302	—	3,333,838

(1)	Non-equity incentive plan awards reported in the Summary Compensation Table are deferred after fiscal year end and do not appear in this column until the following year.

(2)	All of the company’s fixed contributions for the NEOs are included in their fiscal 2018 compensation in the Summary Compensation Table.

(3)	Includes dividends distributed on deferred stock units, in addition to any other withdrawals and distributions.

Potential Payments Upon Termination or Change in Control

Payments and benefits received by the NEOs upon termination are governed by the arrangements described below and quantified at the end of this section. We have estimated the amounts involved assuming that the termination became effective as of the last business day of fiscal 2018. The actual amounts to be paid out can only be determined at the time of the NEO’s departure from the company.

Pension Plan and Supplemental Retirement Plan

NEOs who are terminated for any reason receive their vested benefits under the Pension Plan and

Supplemental Retirement Plan as outlined in the Pension Benefits section.

Deferred Compensation Plan

NEOs who are terminated for any reason receive contributions and accumulated earnings as outlined in the Nonqualified Deferred Compensation section.

Amounts are paid in accordance with the distribution date and form of distribution elected by the NEO at time of deferral.

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	55

EXECUTIVE COMPENSATION

Stock Compensation Plans

Unvested equity awards granted to the NEOs are generally treated as follows:

Nature of Termination	RSUs	PSUs	Stock Options
Voluntary	Forfeit	Forfeit	Forfeit
Involuntary for Cause	Forfeit	Forfeit	Forfeit
Involuntary without Cause where Age + Years of Service < 70 years	Fully vest	Within fiscal year of grant: pro rata vest. After first fiscal year of grant: fully vest	Fully vest, exercisable for shorter of remainder of option term or one year
Involuntary without Cause where Age + Years of Service ≥ 70 years	Fully vest	Within fiscal year of grant: pro rata vest. After fiscal year of grant: fully vest	Normal vesting continues, exercisable for remainder of option term
Retirement – Normal and Early	Fully vest	Within fiscal year of grant: pro rata vest. After fiscal year of grant: fully vest	Normal vesting continues, exercisable for remainder of option term
Death	Fully vest	Fully vest	Fully vest, exercisable for remainder of option term
Change in Control(1)	Double-trigger vesting	Double-trigger vesting	Subject to double-trigger vesting and then exercisable for shorter of remainder of option term or one year

Equity awards granted to the Chief Executive Officer, beginning with the June 2018 award have the same termination provisions set forth in the table above with the following exceptions:

Nature of Termination	RSUs	PSUs	Stock Options
Involuntary without Cause	Pro rata vest	Pro rata vest	Pro rata vest, exercisable for the earlier of one year after last day worked or end of original option term
Early Retirement (age 55 + 5 years of service)	Pro rata vest	Pro rata vest	Pro rata vest, exercisable for remainder of option term
Normal Retirement (age 62 + 5 years of service)	Fully vest	Within 12 months of grant: pro rata vest. After 12 months: fully vest	Normal vesting continues, exercisable for remainder of option term

(1)

For double trigger vesting: (1) the change in control must be consummated, and (2) either the participant must be involuntarily terminated other than for cause (or must terminate with “good reason”) within two years of the change in control, or awards are neither assumed nor replaced with awards that fairly preserve their value.

Health Benefits

The NEOs qualify for retiree medical benefits available to the rest of our salaried employees in the United States. If an NEO is involuntarily terminated or terminated in connection with a change in control, he or she can receive medical coverage for 18 to 24 months under the Severance Plan described below. This coverage is the same as all other salaried employees would receive if involuntarily terminated.

56	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

Executive Separation Pay and Benefits Program

The General Mills Separation Pay and Benefits Program for Officers (“Severance Plan”) establishes the severance payments and benefits for all corporate executives, including the NEOs. The Severance Plan is intended to attract and retain NEOs and to promote orderly succession for key roles, particularly during the critical period surrounding a change in control when they are needed to minimize disruption to the business and to reassure shareholders and other stakeholders. This Plan is in lieu of employment contracts, which we do not have with any NEO.

For the NEOs, the Severance Plan provides 18 to 24 months continuation of base salary, target bonus, health benefits, life insurance and outplacement assistance following an involuntary termination other than for cause, death or disability. The Severance Plan also provides for a pro-rated bonus in the year of termination based on actual results for the year. Base salary and bonus continuation payments are paid monthly and medical and dental benefits are maintained by the company as outlined in the Severance Plan.

In the event of a change in control and either (i) an involuntary termination other than for cause, death or disability or (ii) voluntary termination for good reason within two years after a change in control, select senior executives, including each NEO, will receive a lump sum payment equal to 18 to 24 months of base salary and target bonus payable within 30 days of termination, in addition to the other benefits described above.

Executives who are eligible for change in control payments will not receive excise tax gross-ups on those payments to the extent they are subject to excise taxes under Internal Revenue Code Section 4999. Instead, change in control payments will be subject to a “net best” provision, whereby the NEOs will receive either the original amount of the payment or a reduced amount, depending on which will provide them a greater after-tax benefit.

As a condition of receiving benefits under the Severance Plan, the NEOs are required to sign a separation agreement containing a general release and confidentiality, cooperation with litigation, non-disparagement, non-competition and non-solicitation provisions.

For the purposes of the Severance Plan, “change in control” includes:

•	Certain acquisitions of 20 percent or more of the voting power of securities entitled to vote in the election of directors;

•	Changes in a majority of the incumbent directors (incumbent directors include directors approved by a majority of the incumbents);

•	Certain reorganizations, mergers, asset sales or other transactions that result in existing shareholders owning less than 60 percent of the company’s outstanding voting securities; or

•	A complete liquidation of the company.

“Cause” includes:

•	Conviction of, or plea of guilty or no contest with respect to, a felony;

•	Improper disclosure of proprietary information or trade secrets of the company and its affiliates;

•	Willful failure to perform, or negligent performance of, employment duties;

•	Falsification of any records or documents of the company and its affiliates;

•	Willful misconduct, misappropriation, breach of fiduciary duty, fraud, or embezzlement with regard to the company and its affiliates;

•	Violation of any employment rules, policies or procedures of the company and its affiliates; or

•	Intentional or gross misconduct that injures the business or reputation of the company and its affiliates.

“Good reason” includes:

•	Material diminishment of the executive’s position, authority, duties or responsibilities;

•	Decrease in base salary, annual bonus or long-term incentive opportunity;

•	Certain required relocations; or

•	Failure to bind successors to the Severance Plan.

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	57

EXECUTIVE COMPENSATION

Payments and Benefits as of the Last Business Day of Fiscal 2018

The payments and benefits for the NEOs under each termination scenario are outlined below. Perquisites and other personal benefits are valued on the basis of their aggregate incremental cost to the company.

TERMINATION AND CHANGE IN CONTROL PAYMENTS AND BENEFITS

Benefit or Payment	Retirement	Involuntary Not For Cause Termination	Death	Change in Control
Prorated Bonus	Yes	Yes	Yes	Yes
Accrued Vacation Pay	Yes	Yes	Yes	Yes
Deferred Compensation Plan Contributions and Earnings	Yes	Yes	Yes	Yes
Vested Benefits in the Pension Plan and Supplemental Retirement Plan(1)	Yes	Yes	Yes	Yes
Vesting of Unvested RSUs(2)	Immediate	Immediate	Immediate	Double Trigger
Vesting of Unvested PSUs(3)	Performance Period (+ 1 year for FY2016 Awards)	Performance Period (+ 1 year for FY2016 Awards)	Immediate	Double Trigger
Vesting of Unvested Stock Options(4)	Continued	Continued	Immediate	Double Trigger
Medical and Life Insurance Benefits(5)	General Plan	Continued 2 yrs	No	Continued 2 yrs
Spouse/Dependent Medical Benefits(5)	General Plan	Continued 2 yrs	No	Continued 2 yrs
Pay Continuance(5)	No	2 Years’ Salary & Bonus	No	2 Years’ Salary & Bonus
Additional Pension Benefit(6)	No	Rule of 75/Age 55+	No	Rule of 75/Age 55+
Outplacement Assistance	No	Yes	No	Yes
Financial Counseling(7)	Yes	No	Yes	No
Company Car Purchase Option	Yes	Yes	No	No

(1)	Messrs, Mulligan and Allendorf were eligible for early retirement as of the last business day of fiscal 2018.

(2)

For vesting of unvested RSUs, the values included in the table at the end of this section are based on the number of RSUs that would have vested if termination occurred on the last business day of fiscal 2018, multiplied by the closing price of our common stock on the NYSE as of that date ($42.64). RSUs granted to the CEO, beginning with the fiscal 2018 award, will have continued vesting in the case of “retirement” and “involuntary not for cause termination”.

(3)

For vesting of unvested PSUs, the values included in the table at the end of this section are based on the number of PSUs that would have vested if termination occurred on the last business day of fiscal 2018, assuming target performance, multiplied by the closing price of our common stock on the NYSE as of that date ($42.64).

(4)

For vesting of unvested stock options, the values included in the table at the end of this section are based on the number of options that would have vested if termination occurred on the last business day of fiscal 2018, multiplied by the difference between the exercise price and the closing price of our common stock on the NYSE as of that date ($42.64).

(5)

The NEOs qualify for retiree medical benefits available to the rest of our salaried employees in the United States. Executives receive 18 to 24 months continued pay and medical and life insurance benefits if they are involuntarily terminated or terminated in connection with a change in control.

(6)

Under the Rule of 75, if the sum of an NEO’s age and years of service is equal to or exceeds 75 and the officer is involuntarily terminated before early retirement eligibility, he or she receives a supplemental retirement benefit equal to the difference between the officer’s vested deferred pension benefit and a benefit determined under the early retirement provisions of the Pension Plan. Mr. Church was eligible for this benefit.

58	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

(7)

One year of financial counseling is available if the NEO is retirement eligible. Messrs Mulligan and Allendorf qualified as of the last business day of fiscal 2018. One year of financial counseling is also available to a NEO’s spouse upon the officer’s death, whether or not the officer was retirement eligible.

The following table outlines the value of payments and benefits that the NEOs would receive under various termination scenarios as of the last business day of fiscal 2018, excluding any prorated bonus, accrued vacation pay, Deferred Compensation Plan contributions and earnings, and vested benefits in the Pension Plan and Supplemental Retirement Plan:

Name	Retirement ($)	Involuntary Not For Cause Termination ($)	Death ($)	Change in Control ($)
Jeffrey L. Harmening	—	7,965,596	4,744,119	9,776,867
Donal L. Mulligan	2,594,872	6,000,744	4,107,799	7,180,107
Jonathon J. Nudi	—	3,243,125	1,611,694	3,801,739
Richard C. Allendorf	795,575	2,546,214	1,604,392	3,226,176
John R. Church	—	4,545,113	1,717,858	5,100,737

CEO Pay Ratio

Pursuant to Item 402(u) of Regulation S-K, the company is required to disclose the ratio of the annual total compensation of our CEO to the annual total compensation of the median employee of the company (the “Pay Ratio Disclosure”). For fiscal 2018:

•	The total compensation of our median employee was $54,828;

•	The total compensation of our CEO was $7,973,615; and

•	The ratio of our CEO’s total compensation to the median employee’s total compensation was 145 to 1.

To identify our median employee, we compared fiscal 2018 base salaries, target annual incentives and allowances for all individuals who were employed by us on March 1, 2018, excluding our CEO, annualized for any employees who joined the company during fiscal 2018. We did not make any cost-of-living adjustments. We excluded employees based in the following countries as permitted by SEC rules: Argentina (560), Hong Kong (549), Malaysia (280), Singapore (154) and Thailand (201). The total number of excluded employees (1,744) represents less than 5% of our employee population.

The Pay Ratio Disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the Pay Ratio Disclosure may not be comparable to the pay ratio disclosures reported by other companies.

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	59

PROPOSAL NUMBER 3 RATIFY APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent auditor for fiscal 2019.

The audit committee is responsible for the selection, retention, oversight, evaluation and compensation of the independent auditor. The audit committee has appointed KPMG LLP (“KPMG”) to serve as our independent auditor for fiscal 2019. KPMG has served as the company’s independent auditor since 1928.

The audit committee annually reviews KPMG’s qualifications, performance, independence and fees in making its decision whether to engage KPMG. The focus of the process is to select and retain the most qualified firm to perform the annual audit. During the review and selection process, the audit committee considers a number of factors, including:

•	Recent and historical audit performance, including the results of a management survey concerning KPMG’s service;

•	The relevant experience, expertise and capabilities of KPMG and the audit engagement team in relation to the nature and complexity of our business;

•	A review of the firm’s independence and internal quality controls;

•	Any legal or regulatory proceedings that raise concerns about KPMG’s qualifications or ability to continue to serve as our independent auditor, including reports, findings and recommendations of the Public Company Accounting Oversight Board (“PCAOB”);

•	The appropriateness of KPMG’s fees for audit and non-audit services; and

•	The length of time that KPMG has served as our independent auditor, the benefits of maintaining a long-term relationship and controls and policies for ensuring that KPMG remains independent.

In accordance with SEC rules and company policies, our lead engagement partner is limited to a maximum of five years of service in that capacity. In order to select the lead engagement partner, management meets with each candidate for the role and then reviews and discusses the candidates with the chair of the audit committee, who meets with selected candidates. Based on recommendations from management and the chair, the full committee reviews and approves the lead engagement partner.

Based on its annual review, the audit committee believes that the retention of KPMG as our independent auditor is in the best interests of the company and its shareholders. We are asking shareholders to ratify the appointment of KPMG for fiscal 2019. If shareholders do not ratify the appointment of KPMG, the audit committee will reconsider its selection, but it retains sole responsibility for appointing and terminating our independent auditor.

Representatives from KPMG will attend the 2018 Annual Meeting and will have the opportunity to make a statement and answer questions.

60	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

PROPOSAL NUMBER 3 RATIFY APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm Fees

The following table shows aggregate fees paid to KPMG during the fiscal years ended May 27, 2018 and May 28, 2017.

	Fiscal Year
(In thousands)	2018	2017
Audit Fees	$8,897	$7,387
Audit-Related Fees(1)	1,346	440
Tax Fees(2)	1,679	1,600
All Other Fees	—	—
TOTAL FEES	$11,922	$9,427

(1)	Includes primarily audit related due diligence matters and audit services for benefit plans and the General Mills Foundation.

(2)	Includes tax structure services, transfer pricing studies and planning and compliance filings.

The audit committee has determined that performance of the services described in the table is compatible with maintaining the independence of KPMG.

Auditor Services Pre-approval Policy. The audit committee has a formal policy concerning approval of all services to be provided by KPMG, including audit, audit-related, tax and other services. The policy requires that all services KPMG may provide to us be pre-approved by the audit committee. The chair of the audit committee has the authority to pre-approve permitted services that require action between regular audit committee meetings, provided the chair reports to the full audit committee at the next regular meeting. The audit committee approved all services provided by KPMG during fiscal years 2017 and 2018.

Audit Committee Report

The Audit Committee. The audit committee of the board of directors consists of the four independent directors named below this report. Each member of the audit committee is an independent director under our guidelines and as defined by NYSE listing standards and SEC regulations for audit committee membership.

In addition, the board of directors has unanimously determined that Mr. Cordani, Ms. Henry, Ms. Miller and Mr. Sprunk qualify as “audit committee financial experts” within the meaning of SEC regulations and have accounting or related financial management expertise within the meaning of NYSE listing standards. The board of directors has also unanimously determined that all audit committee members are financially literate within the meaning of the NYSE listing standards.

The audit committee, which operates according to its charter, is primarily responsible for oversight of our financial statements and internal controls; assessing and ensuring the independence, qualifications and performance of the independent registered public accounting firm; approving the independent registered public accounting firm’s services and fees; reviewing our risk assessment process and ethical, legal and regulatory compliance programs; and reviewing and approving our annual audited financial statements before issuance, subject to the board of directors’ approval. The audit committee’s charter may be found on our website located at www.generalmills.com in the “Investors” section under “Corporate Governance.”

Audit Committee Report. The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended May 27, 2018.

The audit committee has reviewed and discussed the company’s audited financial statements for the fiscal year ended May 27, 2018 with management and KPMG, with and without management present. In connection with that review, the audit committee considered and discussed the quality of the company’s financial reporting and disclosures, management’s assessment of the company’s internal control over financial reporting and KPMG’s evaluation of the company’s internal control over financial reporting.

The audit committee has reviewed with KPMG the matters required to be presented and communicated to the audit committee by Auditing Standard No. 1301, as adopted by the PCAOB. This review included a discussion with management and the independent auditor of the quality, and not just the acceptability, of the company’s accounting principles, the

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	61

PROPOSAL NUMBER 3 RATIFY APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

reasonableness of significant estimates and judgments and the disclosures in the company’s consolidated financial statements, including the disclosures relating to critical accounting policies.

In addition, the audit committee has discussed with KPMG its independence from management and the company, as well as the matters in the written disclosures and the letter received from KPMG required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence. The audit committee has reviewed all fees paid to KPMG during the fiscal year and has considered the compatibility of KPMG’s performance of non-audit services, including the tax planning services described above, with the maintenance of KPMG’s independence as the company’s independent auditor.

Based on the audit committee’s review and discussions referred to above, the audit committee recommended to the company’s board of directors that the company’s audited financial statements be included in the company’s annual report on Form 10-K for the fiscal year ended May 27, 2018 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE:

Heidi G. Miller, Chair

David M. Cordani

Maria G. Henry

Eric D. Sprunk

62	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

PROPOSAL NUMBER 4	SHAREHOLDER PROPOSAL FOR REPORT ON PESTICIDE USE IN OUR SUPPLY CHAIN AND ITS IMPACT ON POLLINATORS

WHEREAS:

In 2016, General Mills launched a “Bring Back the Bees” campaign in connection with its flagship product Honey Nut Cheerios, the most popular cereal in the U.S. The campaign sought to raise awareness about declining pollinator populations.

The campaign is featured prominently on the front cover of Honey Nut Cheerios boxes.

Pollinator decline is relevant to General Mills’ supply chain, since most fruits and vegetables rely on pollinators to thrive. Globally, more than 40 percent of insect pollinator species are highly threatened.1

There is a growing scientific consensus that a class of insecticides known as neonicotinoids,2 as well as widespread use of the herbicide glyphosate3 (the primary ingredient of Roundup), are contributing to pollinator decline. The Company’s large supply chain is known to be a significant user of pollinator-harming pesticides, particularly on corn crops.

General Mills has been accused of “greenwashing” by media and NGOs because the focus of General Mills’ campaign is not on its suppliers’ pesticide use (one of the major contributors to pollinator decline) but instead on distributing wildflower seeds and encouraging research.4

While the Company recently commissioned a study of Integrated Pest Management (which could lead to reductions in pesticide use in its supply chain), General Mills does not disclose any information that would allow investors or other stakeholders to understand the degree to which the problematic pesticides are actually being reduced on its supply chain crops.

While the Company asserts that it is currently “document[ing] continuous improvement”5 concerning environmental impacts from its supply chain for multiple crops, including corn, it has so far not demonstrated that it is measurably tracking and reporting pesticide use reduction.

1	https://www.ipbes.net/sites/default/files/downloads/pdf/spm_deliverable_3a_pollination_20170222.pdf

2	https://www.theguardian.com/environment/2017/jun/29/pesticides-damage-survival-of-bee-colonies-landmark-study-shows

3	http://oberhauserlab.cfans.umn.edu/sites/g/files/pua2976/f/media/pleasants-and-oberhauser-2012-milkweed-loss-in-ag-fields.pdf

4	For example:

•	https://modernfarmer.com/2017/03/whats-the-deal-with-honey-nut-cheerios-giving-out-wildflower-seeds/

•	https://mashable.com/2017/03/19/cheerios-bee-campaign-controversy/#UiwvqMAsiPqS

•	https://www.huffingtonpost.ca/lisa-borden/honey-nut-cheerios-campaign_b_9478582.html

5	https://globalresponsibility.generalmills.com/HTML1/general_mills-global_responsibility_2017_0043.htm

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	63

PROPOSAL NUMBER 4 SHAREHOLDER PROPOSAL FOR REPORT ON PESTICIDE USE IN OUR SUPPLY CHAIN AND ITS IMPACT ON POLLINATORS

In contrast, some of General Mills’ competitors have committed to tracking and reducing pesticide use, particularly neonicotinoids. For example:

1.	Unilever has phased out World Health Organization Class 1 pesticides for tea production and intends to phase out Class 2 pesticides by 2020.

2.	Sysco’s IPM Program reports on the quantity of pesticides avoided, including the amount of pesticides that affect beneficial organisms such as pollinators.

3.	Dozens of major food and retail companies have adopted policies to restrict the use of neonicotinoids in their supply chains, including Whole Foods Market, Lowe’s, Walmart, Costco, Home Depot, and BJ’s Wholesale Club.

The Company’s visible campaign to preserve pollinators, combined with a lack of transparency on its own pesticide use trends, is exposing our Company to brand damage.

RESOLVED: Shareholders request that the Board disclose at regular intervals, at reasonable expense and omitting proprietary or privileged information, available quantitative metrics on pesticide use in the Company’s supply chain and related impacts on pollinators, to allow investors to assess trends over time.

The board of directors unanimously recommends a vote AGAINST the proposal for the following reasons:

Healthy and abundant bee populations and pollinators are a priority for General Mills. On our website and in our Global Responsibility Report, we provide a comprehensive report of our ongoing efforts to better understand and address factors impacting bees and other pollinators, including habitats, other environmental factors, and responsible pesticide use. For more information on our environmental sustainability mission, including our work on pollinator health, please visit our website1. There you will also find our 2018 Global Responsibility Report2. Our website, the 2018 Global Responsibility Report and any items cited or linked to in this section are not incorporated by reference in, and are not part of, this Proxy Statement.

In view of the publicly available information concerning the company’s demonstrated commitment and efforts to support the health of pollinators and to address and minimize the broader environmental impacts of our supply chain, we do not believe that the reporting called for in the proposal would be of value to our shareholders or a good use of company resources.

General Mills has a strong record of supporting and promoting healthy pollinator populations. The company has worked internally and with industry partners on a broad set of strategies to promote the health of pollinator populations, including support of programs to expand pollinator habitat, critical research on factors impacting pollinator health, and study of pesticide use. To this end, General Mills is partnering with the U.S. Department of Agriculture (USDA) and the Xerces Society for Invertebrate Conservation on a five-year project to protect and establish healthy pollinator habitats, our Yoplait business in France has a strategic partnership with OFA (Observatoire Francais d’Apidologie) to protect pollinators, and the General Mills Foundation has provided a $100,000 grant to the University of Minnesota Bee Lab to support research on factors impacting bee health, such as pathogens, pesticides and nutritional deficiencies.

As part of our work with the USDA and the Xerces Society, General Mills has committed to donate a total of $2 million to protect and establish pollinator habitats. This amount will be matched by the Natural Resources Conservation Service (NRCS) division of the USDA to provide a total of $4 million. Our funding includes $1.25 million in corporate contributions and $750,000 from our Annie’s business. This commitment will help to plant more than 100,000 acres of pollinator habitat through 2021. In addition to our commitment with the USDA, we are also expanding our efforts to protect pollinator habitats throughout our supply chains.

General Mills acknowledges concerns about the unique role of neonicotinoid pesticides in pollinator health decline and has publicly stated its support to further study this important issue3. Consistent with our historic

[1]	See www.generalmills.com/Responsibility/Environment.aspx

[2]	See https://globalresponsibility.generalmills.com/HTML1/tiles.htm?_ga=2.108850050.14227818.1531346593-722166551.1512162078

[3]	See https://globalresponsibility.generalmills.com/HTML1/general_mills-global_responsibility_2018_0028.htm

64	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

PROPOSAL NUMBER 4 SHAREHOLDER PROPOSAL FOR REPORT ON PESTICIDE USE IN OUR SUPPLY CHAIN AND ITS IMPACT ON POLLINATORS

commitment to integrated pest management (IPM), we advocate for the responsible use of neonicotinoids in our supply chain and expedited U.S. Environmental Protection Agency review. IPM strategies, such as biological control, modified farming practices, and the use of pest-resistant plant varieties, minimize the threat of pests and the need to use pesticides on crops. General Mills has long been a leading supporter of IPM practices by funding IPM research, sharing results, and working with our suppliers and conservation organizations to drive progress in developing new IPM strategies. In particular, we have collaborated with the Xerces Society, Iowa State University and the USDA NRCS on a project to improve IPM practices for corn and soy beans4.

In addition to our work directly related to pollinator health, we are also pursuing other supply chain initiatives that are likely to have a positive impact on habitat and pesticide use. Because of our partnership and financial commitment, the Xerces Society is working with over 55 supplier farms on habitat restoration projects for pollinators and beneficial insects. These farms represent at least 60,000 acres of land. Because these efforts will also benefit insects that prey upon crop pests, they have the potential to reduce the need for insecticides. The Xerces Society evaluates pesticide use on all its habitat restoration projects and works with farmers to manage habitat placement and pesticide practices across the entire farm, including overall reduction of pesticide use.

In addition, General Mills has committed to more than doubling its organic acreage from 120,000 acres to 250,000 acres between 2015 and 20195, and has already reached 200,000 acres through 2017. This commitment has an impact on synthetic pesticide use, resulting in the potential avoided usage of as much as 500,000 pounds of synthetic fertilizer annually.

The company also has a unique organic conversion project underway that will have a direct impact on above-ground biodiversity. In March 2018, General Mills announced a strategic sourcing agreement to convert 34,000 acres of conventional farmland to certified organic acreage by 20206. As part of this agreement, General Mills has partnered with Midwestern Bio Ag to provide on-the-ground mentorship for the farm operators to advance leading regenerative soil management practices such as no till, crop rotation and cover cropping. Midwestern Bio Ag will also offer on-farm skills-based learning programs, which will serve as a regional educational hub for farmers to learn how to implement organic and regenerative agriculture practices. We believe that these commitments will have a measurable impact on synthetic pesticide use on this acreage.

Ongoing Constructive Dialogue. We have engaged in meaningful and transparent discussions on this important topic with representatives of the proponent. During these discussions, we have shared information on our ongoing efforts and the challenges of addressing the complex issue of pollinator health. We will continue to be available for future dialogue.

Given the publicly available reporting on our commitment and multi-faceted approach to promote pollinator health and reduce the environmental impact of our supply chain, we do not believe that our shareholders would benefit from the proposed report. Therefore, we recommend that shareholders vote against the proposal.

[4]	See page 54 of the General Mills 2017 Global Responsibility Report for a timeline of our pollinator projects.

[5]	See http://www.generalmills.com/en/News/NewsReleases/Library/2016/March/organicacreage3-9

[6]	See http://www.generalmills.com/en/News/NewsReleases/Library/2018/March/organicacreage

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	65

GENERAL INFORMATION

Other Business

We do not know of any other matters to be presented at the 2018 Annual Meeting. If any other matter is properly presented for a vote at the 2018 Annual Meeting, proxies other than the one for 401(k) Plan shares will be voted in the sole discretion of the proxy holders.

Questions and Answers About the 2018 Annual Meeting and Voting

Q.	How do I attend the 2018 Annual Meeting? What do I need to bring? What can I not bring?

A.

To attend the 2018 Annual Meeting, you must have been a shareholder at the close of business on the record date July 27, 2018, and you will need to bring an admission ticket. You will not be allowed in the meeting without a valid admission ticket. You may be asked to provide valid photo identification. Please note that seating is limited, and admission is on a first-come, first-served basis.

You must print an admission ticket at www.proxyvote.com to attend the meeting. You will need the 16-digit control number printed on your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card. For questions about admission to the Annual Meeting, please contact us at 1-800-245-5703.

Please note that cell phones, cameras, recording equipment and other similar electronic devices, large bags and packages are strictly prohibited at the meeting and will need to be checked at the door.

Q.	How do I receive a printed copy of proxy materials?

A.

To request a printed copy of the proxy materials, please call 800-579-1639, e-mail sendmaterial@proxyvote.com or visit www.proxyvote.com. To make your request, you will need the 16-digit control number printed on your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card.

Q.	Who is entitled to vote?

A.

Record holders of General Mills common stock at the close of business on July 27, 2018 may vote at the 2018 Annual Meeting. On July 27, 2018, 595,972,407 shares of common stock were outstanding and eligible to vote. The shares of common stock in our treasury on that date will not be voted.

Q.	How do I vote?

A.

If you hold your shares in a brokerage account in your broker’s name (“street name”), or you hold your shares through the General Mills 401(k) Plan, you should follow the voting directions provided by your broker or nominee:

•	You may complete and mail a voting instruction form to your broker or nominee.

•	If your broker allows, you may submit voting instructions by telephone or the Internet.

•	You may use a mobile device by scanning the QR Barcode on your voter instruction form or Notice of Internet Availability of Proxy Materials and following the prompts that appear on your mobile device.

•	You may also cast your vote in person at the 2018 Annual Meeting, but you must request a legal proxy from your broker or nominee.

If you are a registered shareholder, you may vote using any of the following methods:

•

By going to the website www.proxyvote.com and following the instructions for Internet voting on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail. You will need the 16-digit control number printed therein. You may also access instructions for telephone voting on the website.

•	By using your mobile device to scan the QR Barcode on your proxy card or Notice of Internet Availability of Proxy Materials and following the prompts that appear on your mobile device.

•

If you received a printed copy of the proxy materials, by completing and mailing your proxy card, or if you reside in the United States or Canada, by dialing 1-800-690-6903 and following the instructions for telephone voting on

66	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

GENERAL INFORMATION

the proxy card that you received in the mail. You will need the 16-digit control number printed on your proxy card.

•	By casting your vote in person at the 2018 Annual Meeting.

Telephone and Internet voting facilities will close at 11:59 p.m. Eastern Daylight Time on Monday, September 24, 2018, except that the telephone and Internet voting instruction deadline for 401(k) Plan shares is Midnight Eastern Daylight Time on Friday, September 21, 2018.

We will vote your shares as you direct. You have three choices on each director nominee and other matters to be voted upon. You may vote (or abstain) by choosing FOR, AGAINST or ABSTAIN.

If you return a proxy card but do not specify how you want to vote your shares, we will vote them FOR the election of the 11 director nominees set forth in this Proxy Statement, FOR the compensation paid to our named executive officers, FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm and AGAINST the shareholder proposal.

Q.	What if I change my mind after I vote my shares?

A.	You can revoke or change your proxy at any time before it is voted at the 2018 Annual Meeting.

If you hold your shares in a brokerage account in your broker’s name (“street name”), or you hold your shares through the General Mills 401(k) Plan, you may revoke or change your vote:

•	Via telephone or Internet, using the voting directions provided by your broker or nominee; or

•	By casting your vote in person at the 2018 Annual Meeting, but you must request a legal proxy from your broker or nominee.

If you are a registered shareholder, you may revoke or change your vote by:

•	Voting by telephone or the Internet, using the voting directions provided on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail;

•	Sending written notice to the Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440;

•	Submitting a properly signed proxy card with a later date; or

•	Voting in person at the 2018 Annual Meeting.
Q.	How will my General Mills 401(k) Plan shares be voted?

A.

If you hold your shares through the General Mills 401(k) Plan, you are considered a named fiduciary who may direct State Street Bank and Trust, as the plan fiduciary, how to vote your shares. For shares that are not allocated to participant accounts or for shares for which no direction has been received, State Street will vote those shares in the same proportion as directed shares are voted. State Street may, in exercising its fiduciary responsibility, disregard the direction on behalf of the unallocated shares and shares for which no direction was received and vote in its discretion, if following such direction would be inconsistent with the Employee Retirement Income Security Act. For instructions received by phone or Internet, the deadline is Midnight Eastern Daylight Time on Friday, September 21, 2018. Any instruction received by State Street regarding your vote shall be confidential.

Q.	What does it mean if I receive more than one proxy card or Notice of Internet Availability of Proxy Materials?

A.

It means you have multiple accounts at the transfer agent or with banks or stockbrokers. Please vote all of your accounts. If you would like to consolidate multiple accounts at our transfer agent, please contact Equiniti Shareowner Services at 800-670-4763.

Q.	What will happen if I do not return a proxy card or voter instruction form?

A.

If your shares are held in street name, your brokerage firm may vote your shares on those proposals where it has discretion to vote (Proposal Number 3 to ratify the appointment of KPMG LLP as our independent auditor). Otherwise, your shares will not be voted.

Q.	How many shares must be present to hold the 2018 Annual Meeting?

A.

At least one-half of General Mills’ outstanding common shares as of the record date must be represented at the 2018 Annual Meeting in person or by proxy in order to hold the Annual Meeting and conduct business. This is called a quorum. We will count your shares as present at the Annual Meeting if you:

•	Are present and vote in person at the Annual Meeting;

•	Have properly submitted a proxy card or a voter instruction form, or voted by telephone or the Internet on a timely basis; or

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	67

GENERAL INFORMATION

•	Hold your shares through a broker or otherwise in street name, and your broker uses its discretionary authority to vote your shares on Proposal Number 3.

Q.	How many votes are needed to approve each item?

A.	All proposals require the affirmative vote of a majority of votes cast (excluding abstentions) by shareholders entitled to vote and represented at the 2018 Annual Meeting in person or by proxy.

If an incumbent director is not re-elected by a majority of votes cast, the director must promptly offer his or her resignation to the board. The corporate governance committee will recommend to the board whether to accept or reject the resignation, and the board will disclose its decision and the rationale behind it within 90 days from the certification of the election results.

Q.	How will voting on any other business be conducted?

A.

We do not know of any business to be considered at the 2018 Annual Meeting of Shareholders other than the proposals described in this Proxy Statement. If any other business is properly presented at the Annual Meeting, your signed proxy card (other than for 401(k) Plan shares) gives authority to Jeffrey L. Harmening and Richard C. Allendorf to vote on such matters in their discretion.

Q.	How are the votes counted?

A.

You are entitled to cast one vote for each share of common stock you own, and there is no cumulative voting. Although abstentions are counted as present at the 2018 Annual Meeting for purposes of determining whether there is a quorum under our by-laws, they are not treated as votes cast on any proposal, and they will not have an effect on the vote.

If you hold your shares in street name and do not provide voting instructions to your broker, your broker may not vote your shares on any proposal except Proposal Number 3 at the 2018 Annual Meeting. In this situation, a broker non-vote occurs. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum but will not be considered entitled to vote on the proposal in question. Broker non-votes effectively reduce the number of votes needed to approve the proposal. NYSE rules permit brokers discretionary authority to vote on Proposal Number 3 at the 2018 Annual Meeting if they do not receive instructions from the street name holder of the shares. As a result, if you do not vote shares that are held for you in street name, your broker has authority to vote on your behalf with regard to Proposal Number 3.

We have a policy of confidential voting that applies to all shareholders, including our employee-shareholders. Broadridge Investor Communications Solutions will tabulate the votes received.

Q.	Where do I find the voting results of the meeting?

A.

We will publish the voting results in a current report on Form 8-K, which is due to be filed with the SEC within four business days of the 2018 Annual Meeting. You can also go to our website at www.generalmills.com to access the Form 8-K.

Q.	How do I submit a shareholder proposal?

A.

If you wish to submit a proposal other than a director nomination for inclusion in our next Proxy Statement, we must receive the proposal on or before the close of business on April 15, 2019. Please address your proposal to: Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440.

If you wish to use proxy access to submit a director nomination for inclusion in our next Proxy Statement:

•	You, or a group of up to 20 shareholders, must have continuously owned for three years at least three percent of our outstanding common stock.

•

We must receive the nomination no earlier than the close of business on March 16, 2019 and no later than the close of business on April 15, 2019. The notice must contain the information required by the by-laws.

•

Proxy access nominees appearing in the Proxy Statement generally may number up to the greater of two directors or 20 percent of the number of directors in office as of April 15, 2019. If there are a greater number submitted, the by-laws specify how the company will select which proxy access nominees to include in the Proxy Statement.

•	Shareholder(s) and nominee(s) must satisfy the additional requirements specified in the by-laws.

Under our by-laws, if you wish to nominate a director or bring other business before the shareholders at our 2019 Annual Meeting without including your proposal in our Proxy Statement:

•	You must notify the Corporate Secretary of General Mills in writing no earlier than the close of

68	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

GENERAL INFORMATION

business on May 28, 2019 and no later than the close of business on June 27, 2019; and

•	Your notice must contain the specific information required in our by-laws.

Our by-laws may be found on our website located at www.generalmills.com in the “Investors” section under “Corporate Governance.”

Solicitation of Proxies

We pay for preparing, printing and mailing this Proxy Statement and the Notice of Internet Availability of Proxy Materials. We have engaged D.F. King & Co. to help us solicit proxies from shareholders for a fee of $15,000, plus reimbursement of out-of-pocket expenses.

In addition to D.F. King, our directors, officers and employees may, without additional compensation, solicit proxies personally or by e-mail, telephone, fax or special letter. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

Delivery and Viewing of Proxy Materials

Electronic Delivery of Proxy Materials. Simply follow the instructions on your proxy card or Notice of Internet Availability of Proxy Materials to vote via the Internet, or go directly to www.icsdelivery.com/gis to register your consent to receive our annual report and this Proxy Statement in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a shareholder’s address and eliminates the cost of sending these documents by mail. You may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards mailed to you will contain the Internet website address and instructions to view the materials. You will continue to have the option to vote your shares by mail, telephone or the Internet. Certain employee-shareholders who have valid work e-mail addresses will not receive a proxy card in the mail but may vote by telephone or via the Internet.

Delivery of Proxy Materials to Households. SEC rules allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more shareholders reside. We believe this rule benefits everyone. It eliminates duplicate mailings that shareholders living at the same address receive, and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus and information statements.

If your household would like to receive single rather than duplicate mailings in the future, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 1-866-540-7095. Each shareholder will continue to receive a separate proxy card or Notice of Internet Availability of Proxy Materials. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees offer shareholders the opportunity to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

Your household may have received a single set of proxy materials this year. If you would like to receive another copy of this year’s proxy materials, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 1-866-540-7095.

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	69

GENERAL INFORMATION

Annual Reports

Our 2018 Annual Report to Shareholders, which includes our consolidated financial statements for the fiscal year ended May 27, 2018, is available on our website at www.generalmills.com in the Investors section. To request a copy, please call 800-245-5703 and one will be sent to you without charge. You may also request a free copy of our annual report on Form 10-K for the fiscal year ended May 27, 2018 by writing to the Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440 or via e-mail at corporate.secretary@genmills.com.

Your Vote is Important!

Please vote by telephone or the Internet or, if you received a printed copy of the proxy materials, sign and promptly return your proxy card in the enclosed envelope.

70	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

APPENDIX A    NON-GAAP FINANCIAL MEASURES

We have included in this Proxy Statement measures of financial performance that are not defined by generally accepted accounting principles (“GAAP”). Each of the measures is used in reporting to our executive management and several are used as components of the board of director’s measurement of our performance for incentive compensation purposes.

For each of these non-GAAP financial measures, we are providing below a reconciliation of the differences between the non-GAAP measure and the most directly comparable GAAP measure. These non-GAAP measures should be viewed in addition to, and not in lieu of, the comparable GAAP measures.

Please see page 45 of our Annual Report on Form 10-K for the fiscal year ended May 27, 2018 for the tax impact of after-tax items used in the reconciliations below.

ORGANIC NET SALES GROWTH

	Fiscal 2018	Fiscal 2017	Fiscal 2016
Net Sales Growth as Reported	1%	-6%	-6%
Acquisitions and Divestitures	Flat	-1pt	-1pt
Impact of Foreign Currency Exchange	1pt	-1pt	-4pts
53rd Week Impact	—	—	-1pt
Organic Net Sales Growth	Flat	-4%	Flat

TOTAL SEGMENT OPERATING PROFIT

($ in Millions)	Fiscal 2018	Fiscal 2017	Change
Total Segment Operating Profit	$2,791.7	$2,952.6	(5)%
Unallocated Corporate Items	116.8	190.1
Divestitures loss (gain)	—	13.5
Restructuring, Impairment and Other Exit Costs	165.6	182.6
Operating Profit	$2,509.3	$2,566.4	(2)%

TOTAL SEGMENT OPERATING PROFIT GROWTH ON A CONSTANT CURRENCY BASIS

Fiscal 2018
Percentage Change in Total Segment Operating Profit as Reported	(5)%
Impact of Foreign Currency Exchange	1pt
Percentage Change in Total Segment Operating Profit on Constant-Currency Basis	(6)%

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	A-1

APPENDIX A    NON-GAAP FINANCIAL MEASURES

ADJUSTED DILUTED EARNINGS PER SHARE GROWTH, EXCLUDING CERTAIN ITEMS AFFECTING COMPARABILITY ON A CONSTANT-CURRENCY BASIS

	Fiscal Year
Per Share Data	2018	2017	2018 vs. 2017 Change
Diluted Earning per Share, as Reported	3.64	2.77	31%
Provisional net tax benefit(a)	(0.89)	—
Mark-to-market effects(b)	(0.04)	(0.01)
Divestitures loss (gain), net(c)	—	0.01
Tax items(a)	0.07	—
Acquisition transaction and integration costs(c)	0.10	—
Restructuring costs(d)	0.11	0.26
Project-related costs(d)	0.01	0.05
Intangible asset impairments(e)	0.11	—
Diluted Earnings per Share, Excluding Certain Items Affecting Comparability	3.11	3.08	1%
Foreign currency exchange impact			1pt
Diluted Earnings per Share Growth, Excluding Certain Items on a Constant Currency Basis			Flat
Adjustments for incentive compensation measurement(f)	(0.06)	—
Diluted Earnings per Share, Excluding Certain Items for Incentive Compensation	3.05	3.08	(1)%
Foreign currency exchange impact			1pt
Diluted Earnings per Share Growth, Excluding Certain Items for Incentive Compensation, on a Constant Currency Basis			(2)%

(a)	See Note 14 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 27, 2018.

(b)	See Note 7 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 27, 2018.

(c)	See Note 3 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 27, 2018.

(d)	See Note 4 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 27, 2018.

(e)	See Note 6 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 27, 2018.

(f)

Incentive performance is measured on a comparable basis and excludes the impact of acquisitions and tax reform realized during fiscal 2018. These items were not included in the annual operating plan or the performance targets approved by the board of directors and compensation committee at the beginning of the year.

A-2	GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement

APPENDIX A    NON-GAAP FINANCIAL MEASURES

Cumulative Free Cash Flow, Adjusted for Incentive Compensation Measurement

	Fiscal Year
($ in millions)	2018	2017	2016
Net Cash Provided by Operating Activities, as Reported	$2,841.0	$2,415.2	$2,764.2
Purchases of Land, Buildings, and Equipment	(622.7)	(684.4)	(729.3)
Free Cash Flow	2,218.3	1,730.8	2,034.9
Adjustments to Free Cash Flow for Incentive Compensation Measurement(a)	0.4	2.1	22.5
Free Cash Flow, Adjusted for Comparability	2,218.7	1,732.9	2,057.4
Cumulative Free Cash Flow, Adjusted for Incentive Compensation Measurement	$6,009.0

(a)

Incentive performance is measured on a comparable basis and excludes the impact of acquisitions and divestitures, restructuring projects, tax reform, and stock based compensation, as these items were not included in the annual operating plan or the performance targets approved by the board of directors and compensation committee for the respective years.

GENERAL MILLS, INC. - Notice of 2018 Annual Meeting of Shareholders and Proxy Statement	A-3

2018 ANNUAL MEETING INFORMATION

For more information about the annual meeting and voting, as well as answers to many frequently asked questions, please see “Questions and Answers About the 2018 Annual Meeting and Voting” beginning on page 66.

DATE AND LOCATION

The Hotel Ivy in downtown Minneapolis at 201 South Eleventh Street, Minneapolis, Minnesota 55403
8:30 a.m., Central Daylight Time Tuesday, September 25, 2018 (No pre-meeting reception)

VOTING

All proposals require the affirmative vote of a majority of votes cast (excluding abstentions) by shareholders entitled to vote and represented at the 2018 Annual Meeting in person or by proxy.

Record holders of General Mills common stock at the close of business on July 27, 2018, may vote at the 2018 Annual Meeting.

If you are a registered shareholder, you may vote using any of the following methods:

If you hold your shares in a brokerage account in your broker’s name (“street name”), or you hold your shares through the General Mills 401(k) Plan, you should follow the voting directions provided by your broker or nominee:

By Internet using your computer	Go to the website www.proxyvote.com and follow the instructions for Internet voting on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail.	By Internet using your computer	If your broker allows, you may submit voting instructions by the Internet.
By Internet using your tablet or smartphone	Use your mobile device to scan the QR Barcode on your proxy card or Notice of Internet Availability of Proxy Materials and follow the prompts that appear on your mobile device.	By Internet using your tablet or smartphone	Use your mobile device to scan the QR Barcode on your voter instruction form or Notice of Internet Availability of Proxy Materials and follow the prompts that appear on your mobile device.
By telephone	If you reside in the United States or Canada, dial 800-690-6903 and follow the instructions for telephone voting on the proxy card that you received in the mail.	By telephone	If your broker allows, you may submit voting instructions by telephone.
By mailing your proxy card	If you received a printed copy of the proxy materials, complete and mail your proxy card.	By mailing your VIF	Complete and mail a voting instruction form to your broker or nominee.
By casting your vote in person	Cast your ballot at the 2018 Annual Meeting.	By casting your vote in person	Cast your ballot at the 2018 Annual Meeting, but you must request a legal proxy from your broker or nominee.

ATTN: INVESTOR RELATIONS

1 GENERAL MILLS BOULEVARD

MINNEAPOLIS, MN 55426

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Daylight Time on Monday, September 24, 2018 (or until Midnight Eastern Daylight Time on Friday, September 21, 2018 for 401(k) shares). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by General Mills, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You may also register your consent by going to www.icsdelivery.com/gis.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Daylight Time on Monday, September 24, 2018 (or until Midnight Eastern Daylight Time on Friday, September 21, 2018 for 401(k) shares). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to General Mills, Inc., c/o Broadridge Investor Communications Solutions, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 p.m. Eastern Daylight Time on Monday, September 24, 2018. For 401(k) shares, your proxy card should be received by Broadridge by Midnight Eastern Daylight Time on Friday, September 21, 2018.

SHAREHOLDER MEETING RSVP:

To vote at and/or attend the meeting, go to “Request Admission Ticket for Annual Meeting” at www.proxyvote.com. You must have a ticket and may be required to provide valid photo identification to attend the Annual Meeting. If you are a shareholder of record, or hold a legal proxy, you may vote these shares by ballot at the Annual meeting. Cell phones and other recording devices are strictly prohibited at the Annual Meeting.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E50222-P12561	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

GENERAL MILLS, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3 AND “AGAINST” PROPOSAL 4.

Vote on Directors

1. Election of Directors
	For	Against	Abstain
Nominees:

1a) Alicia Boler Davis	☐	☐	☐		For	Against	Abstain

1b) R. Kerry Clark	☐	☐	☐	1i) Maria A. Sastre	☐	☐	☐

1c) David M. Cordani	☐	☐	☐	1j) Eric D. Sprunk	☐	☐	☐

1d) Roger W. Ferguson Jr.	☐	☐	☐	1k) Jorge A. Uribe	☐	☐	☐

1e) Jeffrey L. Harmening	☐	☐	☐	Vote on Proposals

1f) Maria G. Henry	☐	☐	☐	2. Advisory Vote on Executive Compensation.	☐	☐	☐

1g) Heidi G. Miller	☐	☐	☐	3. Ratify Appointment of the Independent Registered Public Accounting Firm.	☐	☐	☐

1h) Steve Odland	☐	☐	☐	4. Shareholder Proposal for Report on Pesticide Use in Our Supply Chain and its Impacts on Pollinators.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

TO ATTEND THE ANNUAL MEETING: RSVP AND PRINT

YOUR ADMISSION TICKET AT WWW.PROXYVOTE.COM

Tuesday, September 25, 2018

8:30 a.m. (Central Daylight Time)

(No pre-meeting reception)

Hotel Ivy in Downtown Minneapolis

201 South Eleventh Street

Minneapolis, Minnesota

You will need the 16-digit control number printed on the other side of this proxy card.

Questions? Please contact us at 1-800-245-5703.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

E50223-P12561

PROXY 2018

GENERAL MILLS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint Jeffrey L. Harmening and Richard C. Allendorf, together and separately, as proxies to vote all shares of common stock that I have power to vote at the annual meeting of shareholders to be held on September 25, 2018 in Minneapolis, Minnesota, and at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place. In the event of unforeseen circumstances such as the death or disability of a director nominee, the Board may substitute another person for that nominee. The proxies will vote these shares for that other person unless you instruct us otherwise. The proxies' discretionary authority shall not apply to shares held through the General Mills 401(k) Savings Plan.

This proxy will be voted as directed. If no direction is made, it will be voted "FOR" Proposals 1, 2 and 3 and "AGAINST" Proposal 4.

If shares of common stock are held through the General Mills 401(k) Savings Plan, you are considered a named fiduciary who may direct State Street Bank and Trust, as the plan fiduciary, how to vote the shares. For shares which are not allocated to participant accounts or for shares for which no direction has been received, State Street will vote those shares in the same proportion as directed shares are voted. State Street may, in exercising its fiduciary responsibility, disregard the direction on behalf of the unallocated shares and shares for which no direction was received and vote in its discretion, if following such direction would be inconsistent with the Employee Retirement Income Security Act. For instructions received by phone or Internet, the deadline is Midnight Eastern Daylight Time on Friday, September 21, 2018. Any instruction regarding your vote shall remain confidential. Should a participant wish to contact State Street with questions regarding confidentiality in voting for the plan, please contact Monet Ewing at 617-664-5654.

PLEASE SIGN on the reverse side exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, please sign the full name by duly authorized officer.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be signed and dated on reverse side)